                           ASSET EXCHANGE AGREEMENT



                            DATED OCTOBER 25, 1996



                                    BETWEEN



                    JONES COMMUNICATIONS OF COLORADO, INC.


                                      AND


                               UNITED CATV, INC.

                               TABLE OF CONTENTS



                                                                           Page
SECTION 1.    DEFINITIONS...................................................2
    1.1       1992 Cable Act................................................2
    1.2       Affiliate.....................................................2
    1.3       Assets........................................................2
    1.4       Basic Service.................................................2
    1.5       Business Day..................................................2
    1.6       Cable Act.....................................................2
    1.7       Cable Business................................................2
    1.8       Closing Time..................................................2
    1.9       Communications Act............................................2
    1.10      Contract......................................................2
    1.11      Environmental Law.............................................3
    1.12      Equivalent Basic Subscribers..................................3
    1.13      ERISA.........................................................3
    1.14      ERISA Affiliate...............................................3
    1.15      Expanded Basic Service........................................4
    1.16      FCC...........................................................4
    1.17      Financial Statements..........................................4
    1.18      Governmental Authority........................................4
    1.19      Hazardous Substances..........................................4
    1.20      HSR Act.......................................................4
    1.21      Jones Assets..................................................4
    1.22      Jones Books and Records.......................................5
    1.23      Jones Cable Business..........................................5
    1.24      Jones Leased Property.........................................5
    1.25      Jones Intangibles.............................................5
    1.26      Jones Real Property Interests.................................5
    1.27      Jones Owned Property..........................................5
    1.28      Jones Required Consents.......................................5
    1.29      Jones System Contracts........................................5
    1.30      Jones System Franchises.......................................6
    1.31      Jones System Licenses.........................................6
    1.32      Jones Tangible Personal Property..............................6
    1.33      Judgment......................................................6
    1.34      Knowledge.....................................................6
    1.35      Leased Property...............................................6
    1.36      Legal Requirement.............................................6


    1.37      Lien..........................................................6
    1.38      Litigation....................................................7
    1.39      Losses........................................................7
    1.40      Owned Property................................................7
    1.41      Pay TV........................................................7
    1.42      Permitted Lien................................................7
    1.43      Person........................................................7
    1.44      Real Property Interests.......................................7
    1.45      Required Consents.............................................8
    1.46      System........................................................8
    1.47      System Contracts..............................................8
    1.48      System Franchises.............................................8
    1.49      System Licenses...............................................8
    1.50      Tangible Personal Property....................................8
    1.51      Taxes.........................................................8
    1.52      TCI Assets....................................................8
    1.53      TCI Books and Records.........................................8
    1.54      TCI Cable Business............................................9
    1.55      TCI Leased Property...........................................9
    1.56      TCI  Intangibles..............................................9
    1.57      TCI  Real Property Interests..................................9
    1.58      TCI Owned Property............................................9
    1.59      TCI Required Consents.........................................9
    1.60      TCI System Contracts..........................................9
    1.61      TCI System Franchises.........................................9
    1.62      Licenses......................................................9
    1.63      TCI Tangible Personal Property................................10
    1.64      Transaction Documents.........................................10
    1.65      Other Definitions.............................................10

SECTION 2.    EXCHANGE......................................................11

SECTION 3.    CONSIDERATION.................................................12
    3.1       Value of Assets; Cash Consideration...........................12
    3.2       Adjustment and Proration Payments.............................12
    3.3       Calculation of Adjustments....................................13

SECTION 4.    ASSUMED LIABILITIES AND EXCLUDED ASSETS.......................14
    4.1       TCI Assumed Obligations and Liabilities.......................14
    4.2       TCI Excluded Assets...........................................15
    4.3       Jones Assumed Obligations and Liabilities.....................15
    4.4       Jones Excluded Assets.........................................16


SECTION 5.    JONES' REPRESENTATIONS AND WARRANTIES.........................16
    5.1       Organization and Qualification of Jones.......................16
    5.2       Authority and Validity........................................16
    5.3       No Conflict; Required Consents................................17
    5.4       Assets........................................................17
    5.5       Jones System Franchises, Jones System Licenses, Jones
              System Contracts and Jones Real Property Interests............18
    5.6       Real Property.................................................19
    5.7       Environmental.................................................19
    5.8       Compliance with Legal Requirements............................20
    5.9       Patents, Trademarks and Copyrights............................21
    5.10      Financial Statements; Undisclosed Liabilities; Absence of
              Certain Changes or Events.....................................22
    5.11      Litigation....................................................22
    5.12      Tax Returns; Other Reports....................................23
    5.13      Employment Matters............................................23
    5.14      Jones Systems Information.....................................24
    5.15      Bonds.........................................................24
    5.16      Finders and Brokers...........................................24

SECTION 6.    TCI'S REPRESENTATIONS AND WARRANTIES..........................25
    6.1       Organization and Qualification of TCI.........................25
    6.2       Authority and Validity........................................25
    6.3       No Conflict; Required Consents................................25
    6.4       Assets........................................................26
    6.5       TCI System Franchises, TCI System Licenses, TCI System
              Contracts and TCI Real Property Interests.....................26
    6.6       Real Property.................................................27
    6.7       Environmental.................................................28
    6.8       Compliance with Legal Requirements............................29
    6.9       Patents, Trademarks and Copyrights............................30
    6.10      Financial Statements; Undisclosed Liabilities; Absence of
              Certain Changes or Events.....................................30
    6.11      Litigation....................................................31
    6.12      Tax Returns; Other Reports....................................31
    6.13      Employment Matters............................................31
    6.14      TCI Systems Information.......................................32
    6.15      Bonds.........................................................33
    6.16      Finders and Brokers...........................................33

SECTION 7.    ADDITIONAL COVENANTS..........................................33


    7.1       Access to Premises and Records................................33
    7.2       Continuity and Maintenance of Operations; Certain
              Deliveries and Notices........................................33
    7.3       Employees.....................................................35
    7.4       Leased Vehicles; Other Capital Leases.........................37
    7.6       Title Commitments and Surveys.................................38
    7.7       HSR Notification..............................................39
    7.8       No Shopping...................................................40
    7.9       Lien and Judgment Searches....................................40
    7.10      Transfer Taxes................................................40
    7.11      Distant Broadcast Signals.....................................40
    7.12      Letter to P...................................................41
    7.13      Supplemental Schedules........................................41
    7.14      Use of Names and Logos........................................41
    7.15      Transitional Billing Services.................................41
    7.16      Satisfaction of Conditions....................................42
    7.17      Confidentiality and Publicity.................................42
    7.18      Bulk Transfers................................................43
    7.19      Allocation of Value to Exchanged Assets.......................43
    7.20      Environmental Reports.........................................43
    7.21      Board Approvals...............................................43
    7.22      Further Assurances............................................43
    7.23      Consents......................................................44
    7.24      Post-Closing Cooperation upon Inquiries as to Rates...........44
    7.25      Idaho Springs Extension/Renewal...............................44
    7.26      Microwave Compliance..........................................44

SECTION 8.    CONDITIONS PRECEDENT..........................................45
    8.1       Conditions to Jones' Obligations..............................45
    8.2       Conditions to TCI's Obligations...............................47

SECTION 9.    THE CLOSING...................................................49
    9.1       The Closing; Time and Place...................................49
    9.2       TCI's Delivery Obligations....................................49
    9.3       Jones' Delivery Obligations...................................50

SECTION 10.   TERMINATION AND DEFAULT.......................................52
    10.1      Termination Events............................................52
    10.2      Effect of Termination.........................................52

SECTION 11.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
              INDEMNIFICATION...............................................53
    11.1      Survival of Representations and Warranties....................53


    11.2      Indemnification by TCI........................................53
    11.3      Indemnification by Jones......................................54
    11.4      Third Party Claims............................................54
    11.5      Limitations on Indemnification - TCI..........................55
    11.6      Limitations on Indemnification - Jones........................55

SECTION 12.   MISCELLANEOUS PROVISIONS......................................56
    12.1      Parties Obligated and Benefited...............................56
    12.2      Notices.......................................................56
    12.3      Attorney's Fees...............................................57
    12.4      Waiver........................................................57
    12.5      Captions......................................................57
    12.6      Choice of Law.................................................57
    12.7      Terms.........................................................58
    12.8      Rights Cumulative.............................................58
    12.9      Time..........................................................58
    12.10     Late Payments.................................................58
    12.11     Counterparts..................................................58
    12.12     Entire Agreement..............................................58
    12.13     Severability..................................................58
    12.14     Construction..................................................58
    12.15     Expenses......................................................59
    12.16     Risk of Loss..................................................59
    12.17     Tax Consequences..............................................60
    12.18     Commercially Reasonable Efforts...............................60

                           ASSET EXCHANGE AGREEMENT



          THIS ASSET EXCHANGE AGREEMENT ("Agreement") is made and entered into as of October 25, 1996, by and between Jones Communications of Colorado, Inc., a Colorado corporation ("Jones"), whose U.S. Taxpayer Identification Number is 84-1322920 and United CATV, Inc., a Maryland corporation ("TCI"), whose U.S. Taxpayer Identification Number is 84-2503743.

                                   RECITALS

               A. Jones owns and operates cable television systems which are franchised or hold other operating authority and operate in and around the Towns of Morrison, Empire, Georgetown and Silver Plume, Colorado, the City of Idaho Springs, Colorado and Jefferson, Arapahoe and Clear Creek Counties, Colorado (the "Jones Systems").

               B. TCI owns and operates cable television systems which are franchised or hold other operating authority and operate in and around Annapolis and Anne Arundel County, Maryland, and the U.S. Naval Academy (the "TCI Systems").

               C. This Agreement sets forth the terms and conditions on which Jones will convey, or cause to be conveyed, to TCI substantially all of the assets comprising or used or useful in connection with the Jones Cable Business and TCI will convey, or cause to be conveyed, to Jones substantially all of the assets comprising or used or useful in connection with the TCI Cable Business, all in such a manner as to effect, to the extent reasonably possible, a like-kind exchange of such assets under Section 1031 of the United States Internal Revenue Code, as amended (the "Code").

                                  AGREEMENTS

      In consideration of the mutual covenants and promises set forth herein, the parties agree as follows:

SECTION 1.     DEFINITIONS

      In addition to terms defined elsewhere in this Agreement, the following capitalized terms or terms otherwise defined in this SECTION 1 will have the meanings set forth below:

               1.1  1992 Cable Act. The Cable Television Consumer Protection
                    --------------
and Competition Act of 1992 and the FCC rules and regulations promulgated thereunder.

               1.2  Affiliate.  With respect to any Person, any Person
                    ---------
controlling, controlled by or under common control with such Person; "control" means the ownership, directly or indirectly, of voting securities representing the right generally to elect a majority of the directors (or similar officials) of a Person or the possession, by contract or otherwise, of the authority to direct the management and policies of a Person.

               1.3  Assets.  The Jones Assets or the TCI Assets, as the context
                    ------
requires.

               1.4  Basic Service.  The lowest tier of service offered to
                    -------------
subscribers of a System.

               1.5  Business Day.  Any day other than a Saturday, Sunday or a
                    ------------
day on which the banking institutions in Denver, Colorado are required or authorized to be closed.

               1.6  Cable Act.  The Cable Communications Policy Act of 1984, as
                    ---------
amended, and the rules and regulations promulgated thereunder.

               1.7  Cable Business.  The Jones Cable Business or TCI Cable
                    --------------
Business, as the context requires.

               1.8  Closing Time.  11:59 P.M., Mountain Time, on the Closing
                    ------------
Date.

               1.9  Communications Act.  The Communications Act of 1934, as
                    ------------------
amended, and the rules and regulations promulgated thereunder.

               1.10 Contract.  Any contract, mortgage, deed of trust, bond,
                    --------
indenture, lease, license, note, franchise, certificate, option, warrant, right or other instrument, document, obligation or agreement, whether written or oral.

               1.11  Environmental Law.  Any Legal Requirement relating to
                     -----------------
pollution or the protection of public health, safety or welfare or the environment, including Legal Requirements relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

               1.12  Equivalent Basic Subscribers (or "EBSs").  An active
                     ----------------------------------------
customer for Basic Service either in a single household, a commercial establishment or in a multi-unit dwelling (including a hotel unit); provided, however, that the number of customers in a multi-unit dwelling or commercial establishment that obtain service on a "bulk-rate" basis will be determined on a System by System basis by dividing the gross bulk-rate billings for Basic Service and Expanded Basic Service (but not billings from a la carte tiers or premium services, installation or other non-recurring charges, converter rental or from any outlet or connection other than the first outlet or connection or from any pass-through charge for sales taxes, line-itemized franchise fees, fees charged by the FCC and the like), attributable to such multi-unit dwelling or commercial establishment during the most recent billing period ended prior to the date of calculation (but excluding billings in excess of a single month's charge) by the rate charged at the time of determination to individual households for the highest level of Basic Service and Expanded Basic Service offered by such System, such rate not to be less than the rate for such System set forth on SCHEDULE 6.14 (in the case of TCI) or SCHEDULE 5.14 (in the case of Jones) (excluding a la carte tiers or premium services, installation or other non-recurring charges, converter rental, pass-through charges for sales taxes, line-itemized franchise fees charged by the FCC and the like). For purposes of this definition, an "active customer" will mean any person, commercial establishment or multi-unit dwelling at any given time that is paying for and receiving Basic Service from the System who has an account that is not more than 60 days past due (except for past due amounts of $5 or less, provided such account is otherwise current). For purposes of this definition, an "active customer" does not include any person, commercial establishment or multi-unit dwelling that as of the date of calculation has not paid in full the charges for at least one month of the services ordered or any subscriber whose service is pending disconnection for any reason. For purposes of this definition, the number of days past due of a customer account will be determined from the first day of the period for which the applicable billing relates.

               1.13  ERISA.  The Employee Retirement Income Security Act of
                     -----
1974, as amended, and the rules and regulations promulgated thereunder and published interpretations with respect thereto.

               1.14  ERISA Affiliate.  As to any Person, any trade or business,
                     ---------------
whether or not incorporated, which together with such Person would be deemed a single employer within the meaning of Section 4001 of ERISA.

               1.15  Expanded Basic Service.  Any video programming provided
                     ----------------------
over a cable television system, regardless of service tier, other than (a) Basic Service, (b) any new product tier and (c) Pay TV.

               1.16  FCC.  The Federal Communications Commission.
                     ---

               1.17  Financial Statements.  Jones Financial Statements or TCI's
                     --------------------
Financial Statements, as the context requires.

               1.18  Governmental Authority.  The United States of America, any
                     ----------------------
state, commonwealth, territory or possession of the United States of America and any political subdivision or quasi-governmental authority of any of the same, including any court, tribunal, department, commission, board, bureau, agency, county, municipality, province, parish or other instrumentality of any of the foregoing.

               1.19  Hazardous Substances.  (a) Any "hazardous waste" as defined
                     --------------------
by the Resource Conservation and Recovery Act of 1976 (RCRA) (42 U.S.C.A. (S)(S) 6901 et seq.), as amended, and the rules and regulations promulgated thereunder;
(b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.A. (S)(S) 9601 et seq.) (CERCLA), as amended, and the rules and regulations promulgated thereunder; (c) any substance regulated by the Toxic Substances Control Act
(TSCA) (42 U.S.C. (S)2601 et seq.), or the Insecticide, Fungicide and Rodenticide Act, each as amended, and the rules and regulations promulgated thereunder; (d) asbestos or asbestos-containing material of any kind or character; (e) polychlorinated biphenyls; (f) any substances regulated under the provisions of Subtitle I of RCRA relating to underground storage tanks; (g) any substance the presence, use, handling, treatment, storage or disposal of which on Owned Property or Leased Property is prohibited by any Environmental Law; and
(h) any other substance which by any Environmental Law requires special handling, reporting or notification of any Governmental Authority in its collection, storage, use, treatment or disposal.

               1.20  HSR Act.  The Hart-Scott-Rodino Antitrust Improvements Act
                     -------
of 1976, as amended, and the rules and regulations promulgated thereunder.

               1.21  Jones Assets.  All of the assets, properties, privileges,
                     ------------
rights, interests and claims, real and personal, tangible and intangible, of every type and description that are owned, leased, held, used or useful in the Jones Cable Business in which Jones has any right, title or interest or in which Jones acquires any right, title or interest on or before the Closing Time that are not Jones Excluded Assets, including the Jones Tangible Personal Property, Jones Owned Real Property, Jones Leased Property, Jones Real Property Interests, Jones System Franchises, Jones System Licenses and Jones System Contracts, Jones Books and Records and the Jones Intangibles, but excluding any Jones Excluded Assets.

               1.22  Jones Books and Records.  All engineering records, files,
                     -----------------------
data, drawings, blueprints, schematics, reports, lists, plans and processes and all files of correspondence, lists, records and reports concerning the Jones Cable Business, including subscribers and prospective subscribers of the Jones Systems, signal and program carriage and dealings with Governmental Authorities, including all reports filed by or on behalf of Jones with the FCC and statements of account filed by or on behalf of Jones with the U.S. Copyright Office and all documents, reports and records relating to the employees of the Jones Systems who are hired by TCI.

               1.23  Jones Cable Business.  The cable television business
                     --------------------
conducted by Jones on the date of this Agreement through the Jones Systems.

               1.24  Jones Leased Property.  The leaseholds of real property
                     ---------------------
described as Jones Leased Property on SCHEDULE 1.24.

               1.25  Jones Intangibles.  All intangible assets other than Jones
                     -----------------
System Franchises, Jones System Licenses and Jones Systems Contracts, including subscriber lists, accounts receivable, claims (excluding any claims relating to Jones Excluded Assets), patents, copyrights and goodwill, if any, owned, used or held for use in the Jones Cable Business.

               1.26  Jones Real Property Interests.  The easements and rights of
                     -----------------------------
access (other than those relating to multiple dwelling units) and other interests in real property held by Jones in connection with the Jones Cable Business, including those interests described as Jones Real Property Interests on SCHEDULE 1.26.

               1.27  Jones Owned Property.  The fee interests in the real
                     --------------------
property described as Jones Owned Property on SCHEDULE 1.27 and all improvements thereon.

               1.28  Jones Required Consents.  Any and all consents,
                     -----------------------
authorizations and approvals required under the Jones System Franchises, Jones System Licenses, the leases and other documents evidencing Jones Leased Property and Jones Real Property Interests and Jones Systems Contracts or otherwise for
(a) Jones to transfer the Jones Assets to TCI, (b) TCI to own, lease, use and operate the Jones Assets and the Jones Systems at the places and in the manner in which the Jones Assets are used and the Jones Systems are operated as of the date of this Agreement and as of the Closing and (c) TCI to assume and perform the Jones System Franchises, the Jones System Licenses, the leases and other documents evidencing Jones Leased Property and Jones Real Property Interests and the Jones System Contracts.

               1.29  Jones System Contracts.  The pole line agreements,
                     ----------------------
underground conduit agreements, crossing agreements, multiple dwelling, bulk billing or commercial service agreements and other Contracts (other than Jones System Franchises and Jones System Licenses) described on SCHEDULE 1.29.

               1.30  Jones System Franchises.  The franchises and other
                     -----------------------
authorizations or permits described on Schedule 1.30.

               1.31  Jones System Licenses.  The intangible cable television
                     ---------------------
channel distribution rights, cable television relay service (CARS), business radio and other licenses, authorizations, consents or permits issued by the FCC or any other Governmental Authority (other than Jones System Franchises, Jones System Contracts and Jones Real Property Interests) described on SCHEDULE 1.31.

               1.32  Jones Tangible Personal Property.  All tangible personal
                     --------------------------------
property, including towers, tower equipment, office equipment, computers, billing equipment, furniture, fixtures, inventory, supplies, electronic devices, trunk and distribution coaxial and optical fiber cable, amplifiers, power supplies, conduit, vaults and pedestals, grounding and pole hardware, subscriber's services (including converters, encoders, transformers behind television sets and fittings), headend hardware (including origination, earth stations, transmission and distribution system), test equipment, vehicles and other tangible personal property owned, leased, used or held for use in the Jones Cable Business, the principal items of which are described on SCHEDULE 1.32.

               1.33  Judgment.  Any judgment, writ, order, injunction, award or
                     --------
decree of any court, judge, justice or magistrate, including any bankruptcy court or judge or the arbitrator in any binding arbitration, and any order of or by any Governmental Authority.

               1.34  Knowledge.  The actual knowledge of a particular matter of
                     ---------
one or more of the executive officers of such party or the general manager or one or more of the managers of such party's Systems.

               1.35  Leased Property.  The Jones Leased Property or TCI Leased
                     ---------------
Property, as the context requires.

               1.36  Legal Requirement.  Applicable common law and any statute,
                     -----------------
ordinance, code or other law, rule, regulation, order, technical or other written standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, including any Judgment.

               1.37  Lien.  Any security interest, security agreement, financing
                     ----
statement filed with any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any mortgage, lien, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to, defect in or other condition affecting title or other ownership interest (including reservations, rights of entry, possibilities of reverter, encroachments, protrusions, easements, rights-of-way, rights of first refusal, restrictive covenants, leases and licenses) of any kind, which constitutes an interest in or claim against property, whether arising pursuant to any Legal
Requirement, System License, System Franchise, System Contract or otherwise.

               1.38 Litigation.  Any claim, action, suit, proceeding,
                    ----------
arbitration, investigation, hearing or other activity or procedure that could result in a Judgment and any notice of any of the foregoing.

               1.39 Losses.  Any claims, losses, liabilities, damages,
                    ------
penalties, costs and expenses, including interest that may be imposed in connection therewith, expenses of investigation, reasonable fees and disbursements of counsel and other experts, and the cost to any Person making a claim or seeking indemnification under this Agreement with respect to funds expended by such Person by reason of the occurrence of any event with respect to which indemnification is sought.

               1.40 Owned Property.  Jones Owned Property or TCI Owned
                    --------------
Property, as the context requires.

               1.41 Pay TV.  Premium programming services selected by and sold
                    ------
to subscribers on a per channel or per program basis.

               1.42 Permitted Lien.  Any (a) Lien securing Taxes, assessments
                    --------------
and governmental charges not yet due and payable, (b) zoning law or ordinance or any similar Legal Requirement, (c) right reserved to any Governmental Authority to regulate the affected property, (d) as to Owned Property and Real Property Interests, any Lien that does not individually or in the aggregate interfere with the right or ability to own, use or operate the Owned Property or Real Property Interests as they are being used or operated or to convey title to the same in accordance with SECTIONS 9.2.3 and 9.3.3 and (e) in the case of Leased Property, (i) the rights of any lessor and (ii) any Lien granted any lessor of Leased Property; provided that "Permitted Lien" will not include any Lien securing a debt or claim (other than inchoate materialmen's, mechanics', workmen's, repairmen's or other like Liens arising in the ordinary course of business or any Lien described in clause (e) above) or any Lien which could prevent or impair in any way the conduct of the business of the affected System as it is currently being conducted, and provided further that the classification of any Lien as a "Permitted Lien" will not affect any liability which TCI may have under this Agreement for any such Lien with respect to the exchange of the TCI Systems or which Jones may have under this Agreement for any such Lien with respect to the exchange of the Jones Systems, including pursuant to any indemnity obligation under this Agreement.

               1.43 Person.  Any natural person, Governmental Authority,
                    ------
corporation, general or limited partnership, limited liability company, joint venture, trust, association or unincorporated entity of any kind.

               1.44 Real Property Interests.  The Jones Real Property Interests
                    -----------------------
or the TCI Real Property Interests, as the context requires.

               1.45 Required Consents.  The Jones Required Consents or the TCI
                    -----------------
Required Consents, as the context requires.

               1.46 System.  Any of the Jones Systems or the TCI Systems, as
                    ------
the context requires.

               1.47 System Contracts.  The Jones System Contracts or the TCI
                    ----------------
System Contracts, as the context requires.

               1.48 System Franchises.  The Jones System Franchises or the TCI
                    -----------------
System Franchises, as the context requires.

               1.49 System Licenses.  The Jones System Licenses or the TCI
                    ---------------
System Licenses, as the context requires.

               1.50 Tangible Personal Property.  The Jones Tangible Personal
                    --------------------------
Property or the TCI Tangible Personal Property, as the context requires.

               1.51 Taxes.  All levies and assessments of any kind or nature
                    -----
imposed by any Governmental Authority, including all income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise or property taxes and levies or assessments related to unclaimed property, together with any interest thereon and any penalties, additions to tax or additional amounts applicable thereto.

               1.52 TCI Assets.  All of the assets, properties, privileges,
                    ----------
rights, interests and claims, real and personal, tangible and intangible, of every type and description that are owned, leased, held, used or useful in the TCI Cable Business in which TCI has any right, title or interest or in which TCI acquires any right, title or interest on or before the Closing Time that are not TCI Excluded Assets, including the TCI Tangible Personal Property, the TCI Owned Real Property, the TCI Leased Property, the TCI Real Property Interests, the TCI System Franchises, the TCI System Licenses and the TCI System Contracts, the TCI Books and Records and TCI Intangibles, but excluding any TCI Excluded Assets.

               1.53 TCI Books and Records.  All engineering records, files,
                    ---------------------
data, drawings, blueprints, schematics, reports, lists, plans and processes and all other files of correspondence, lists, records and reports concerning the TCI Cable Business, including subscribers and prospective subscribers of the TCI Systems, signal and program carriage and dealings with Governmental Authorities, including all reports filed by or on behalf of TCI with the FCC and statements of account filed by or on behalf of TCI with the U.S. Copyright Office and all documents, reports and records relating to the employees of the TCI Systems who are hired by Jones.

               1.54 TCI Cable Business.  The cable television business
                    ------------------
conducted by TCI on the date of this Agreement through the TCI Systems.

               1.55 TCI Leased Property.  The leaseholds of real property
                    -------------------
described as TCI Leased Property on SCHEDULE 1.55.

               1.56 TCI  Intangibles.  All intangible assets other than TCI
                    ----------------
System Franchises, TCI System Licenses and TCI System Contracts, including subscriber lists, accounts receivable, claims (excluding any claims relating to TCI Excluded Assets), patents, copyrights and goodwill, if any, owned, used or held for use in the TCI Cable Business.

               1.57 TCI  Real Property Interests.  The easements and rights of
                    ----------------------------
access (other than those relating to multiple dwelling units) and other interests in real property held by TCI in connection with the TCI Cable Business, including those interests described as TCI Real Property Interests on
SCHEDULE 1.57.

               1.58 TCI Owned Property.  The fee interests in the real property
                    ------------------
described as TCI Owned Property on SCHEDULE 1.58 and all improvements thereon.

               1.59 TCI Required Consents.  Any and all consents,
                    ---------------------
authorizations and approvals required under the TCI System Franchises, the TCI System Licenses, the leases and other documents evidencing the TCI Leased Property or the TCI Real Property Interests and the TCI System Contracts or otherwise for (a) TCI to transfer the TCI Assets to Jones, (b) Jones to own, lease, use and operate the TCI Assets and the TCI Systems at the places and in the manner in which the TCI Assets are used and the TCI Systems are operated as of the date of this Agreement and as of the Closing and (c) Jones to assume and perform the TCI System Franchises, the TCI System Licenses, the leases and other documents evidencing TCI Leased Property or TCI Real Property Interests and the TCI System Contracts.

               1.60 TCI System Contracts.  The pole line agreements,
                    --------------------
underground conduit agreements, crossing agreements, multiple dwelling, bulk billing or commercial service agreements and other Contracts (other than TCI System Franchises and TCI System Licenses) described on SCHEDULE 1.60.

               1.61 TCI System Franchises.  The franchises and similar
                    ---------------------
authorizations or permits described on SCHEDULE 1.61.

               1.62 TCI System Licenses.  The intangible cable television
                    -------------------
channel distribution rights, cable television relay service (CARS), business radio and other licenses, authorizations, consents or permits issued by the FCC or any other Governmental Authority (other than TCI System Franchises, TCI System Contracts and TCI Real Property Interests) described on SCHEDULE 1.62.

               1.63 TCI Tangible Personal Property. All tangible personal
                    ------------------------------
property, including towers, tower equipment, office equipment, computers, billing equipment, furniture, fixtures, inventory, supplies, electronic devices, trunk and distribution coaxial and optical fiber cable, amplifiers, power supplies, conduit, vaults and pedestals, grounding and pole hardware, subscriber's services (including converters, encoders, transformers behind television sets and fittings), headend hardware (including origination, earth stations, transmission and distribution system), test equipment, vehicles and other tangible personal property owned, leased, used or held for use in the TCI Cable Business, the principal items of which are described on SCHEDULE 1.63.

               1.64 Transaction Documents.  The instruments and documents
                    ---------------------
described in SECTIONS 9.2 and 9.3 which are being executed and delivered by or on behalf of Jones or TCI in connection with this Agreement or the transactions contemplated hereby.

               1.65 Other Definitions.  The following terms are defined in the
                    -----------------
Sections or Recitals indicated:

               Term                                 Section or Recital
               ----                                 ------------------

               Action                                     11.4
               Adjustments                               3.3.1
               Agreement                             First Paragraph
               Antitrust Division                         7.7
               Cash Consideration                         3.1
               Closing                                    9.1
               Closing Date                               9.1
               Code                                     Recital C
               Cost of Service Election                  5.8.4
               Due Diligence Date                       10.1.4
               Environmental Report                      7.19
               Final Adjustment Certificate             3.3.2
               FTC                                        7.7
               Idaho Springs Franchise                   7.25
               Hired Employee                            7.3.7
               Indemnified Party                         11.4
               Indemnifying Party                        11.4
               Initial Adjustment Certificate           3.3.1
               Jones Assumed Obligations and
                  Liabilities                             4.3
               Jones Balance Sheet                       5.10
               Jones Counsel Opinion                    9.3.12
               Jones Damages                             11.5
               Jones Excluded Assets                      4.4
               Jones Financial Statements                5.10

       Jones Plans                                            5.13.2
       Jones Systems                                        Recital A
       Jones Title Policies                                    9.3.4
       Prime Rate                                              12.10
       Retained Employees                                      7.3.1
       Surveys                                                  7.6
       Survival Period                                          11.1
       Taking                                                  12.15.2
       TCI                                                First Paragraph
       TCI Assumed Obligations and Liabilities                  4.1
       TCI Balance Sheet                                        6.10
       TCI Counsel Opinion                                     9.2.12
       TCI Damages                                              11.6
       TCI Excluded Assets                                       4.2
       TCI Plans                                               6.13.2
       TCI Systems                                           Recital B
       TCI Title Policies                                       9.2.4
       TCI's Financial Statements                                6.10
       Title Commitments                                         7.6
       Title Company                                             7.6
       Title Defect                                              7.6
       Transitional Billing Services                             7.14
       WARN                                                     5.13.1

           1.66 Accounting Terms. All accounting terms not otherwise defined
                ----------------
in this Agreement will have the meanings ascribed to them under generally acceptable accounting principles as in effect from time to time in the United States.

SECTION 2. EXCHANGE

     Subject to the terms and conditions set forth in this Agreement, at the
Closing:

     2.1 TCI and Jones agree to exchange simultaneously the TCI Assets, except the TCI Excluded Assets, for the Jones Assets, except the Jones Excluded Assets, free and clear of all Liens (except Permitted Liens). TCI and Jones agree to use all reasonable efforts to structure the transaction in such a way that it will be a tax free exchange of like-kind assets under Section 1031 of the Code.

     2.2 Such exchange is to occur as follows: (a) the TCI Tangible Personal Property and the Jones Tangible Personal Property are being exchanged each for the other; (b) the TCI Owned Property, TCI Leased Property and TCI Real Property Interests and Jones Owned Property, Jones Leased Property and Jones Real Property Interests are being exchanged each for the other; and (c) the TCI System Contracts, TCI System Franchises, TCI System Licenses and TCI Intangibles and the Jones System Contracts, Jones System Franchises, Jones System Licenses and Jones Intangibles are being exchanged each for the other, in each case to the maximum extent permitted by Section 1031 of the Code and regulations promulgated thereunder.

SECTION 3. CONSIDERATION

          3.1  Value of Assets; Cash Consideration.  The parties agree that the
               -----------------------------------
value of the Jones Assets is greater than the value of the TCI Assets, and that TCI will pay to Jones at Closing, by wire transfer of immediately available funds pursuant to wire instructions delivered by Jones to TCI no later than two Business Days prior to the Closing Date, $2,500,000 reflecting the agreed upon difference in fair market values between the Jones Assets and the TCI Assets, subject to adjustment as provided in SECTIONS 3.2 and 3.3 (the "Cash Consideration").

          3.2  Adjustment and Proration Payments.  Jones or TCI, as
               ---------------------------------
appropriate, will pay to the other the net amount in favor of the other of the adjustments and prorations called for in this Section, by wire transfer of immediately available funds, to an account designated in writing by the recipient, at the time or times specified in SECTION 3.3.

               3.2.1 EBS Adjustment.  Jones will pay TCI an amount equal to the
                     --------------
product of $1,795 multiplied by the excess, if any, of 26,050 less the number of EBSs served by the Jones Systems as of the Closing Time, and TCI will pay Jones an amount equal to the product of $1,720 multiplied by the excess, if any, of 25,670 less the number of EBSs served by the TCI Systems as of the Closing Time. These Adjustments will be in addition to or deducted from (as applicable) the payment of the Cash Consideration.

               3.2.2 Prorations. On the Closing Date, the following amounts will
                     ----------
be calculated for the Jones Systems, on the one hand, and the TCI Systems, on the other, and paid by the applicable party, without duplication:

                     3.2.2.1 Each party will make adjustments on a pro rata basis as of the Closing Date for all prepaid expenses, other than inventory (but only to the extent the full benefit thereof will be realizable by the other party within 12 months after the Closing Date), accrued expenses (including real and personal property Taxes), copyright fees and franchise or license fees or charges, prepaid income, subscriber prepayments and accounts receivable related to such party's Cable Business, all as determined in accordance with generally accepted accounting principles consistently applied, to reflect the principle that all expenses and income attributable to such party's Cable Business for the period through and including the Closing Date are for the account of such party, and all expenses and income attributable to such party's Cable Business for the period after the Closing Time are for the account of the other party. Neither party will receive credit for any (a) accounts receivable resulting from cable service sales any portion of which is 60 days or more past due from the billing date as of the Closing Date, (b) accounts receivable resulting from advertising sales any portion of which is 120 days or more past due as of the Closing Date, or (c) accounts receivable from customers whose accounts are inactive or whose service is pending disconnection for any reason as of the Closing Date. Notwithstanding the foregoing, no adjustment will be made for any items of income or expense that relate to any Excluded Assets. For purposes of making "past due" calculations under this paragraph, the billing statements of a System will be deemed to be due and payable on the first day of the period during which the service to which such billing statements relate is provided.

                      3.2.2.2 All advance payments to, or funds of third parties on deposit with, a party as of the Closing Date, relating to such party's Cable Business, including advance payments and deposits (including any accrued interest on such deposits) by subscribers served by such party's Cable Business for converters, encoders, decoders, cable television service and related sales, will be assumed by, and credited to the account of, the other party.

                      3.2.2.3 TCI shall pay Jones the economic value of the vacation time which Jones assumes pursuant to SECTION 7.3.7 for the Hired Employees (as defined in SECTION 7.3.7) in the TCI Systems. Jones shall pay TCI the economic value of the vacation time which TCI assumes pursuant to SECTION
7.3.7 for the Hired Employees in the Jones Systems.

     3.3 Calculation of Adjustments.
         --------------------------

               3.3.1 Each party will estimate in good faith with respect to their respective Systems, and set forth, together with a detailed statement of the calculation thereof, the adjustments and prorations with respect to its Cable Business prescribed by SECTION 3.2.2 (collectively, the "Adjustments"), in a certificate (the "Initial Adjustment Certificate") executed by an authorized representative of Jones or TCI, as appropriate, and delivered to the other party by a date they reasonably believe is at least 10 Business Days prior to the Closing. Each Initial Adjustment Certificate will be accompanied by a complete list of subscribers and appropriate documentation, including a detailed calculation of the number of EBSs and an accounts receivable detail with relevant aging information as of the Closing Time, in summary form, supporting the Adjustments proposed in such certificate. Each party will also furnish to the other party the preparer's billing report for the most current period as of the Closing Date. Following receipt of such Initial Adjustment Certificate and supporting information, the recipient will have five Business Days to review such schedule and supporting information and to notify the preparer of such Initial Adjustment Certificate of any disagreements with the preparer's estimates. If the recipient provides a notice of disagreement with the preparer's estimates of such amounts within such five Business Day period, TCI and Jones will negotiate in good faith to resolve any such dispute and to reach an agreement prior to the Closing Date on such estimated amounts as of the Closing Date. The basis for determining the preliminary amounts payable at Closing will be (a) the estimate so agreed upon by TCI and Jones or (b) if the parties do not reach such an agreement or notice of disagreement is not timely given, the estimates of such Adjustments set forth in the Initial Adjustments Certificate.
                                     -13-

                      3.3.2 Within 90 days after the Closing, Jones and TCI will each deliver to the other a certificate (the "Final Adjustment Certificate") showing in full detail the final determination of their respective Adjustments, which certificate will be accompanied by appropriate documentation supporting the amounts proposed in such certificate, including a detailed calculation of the number of EBSs and an accounts receivable detail with relevant aging information as of the Closing Time, and which will be executed by an officer of Jones or TCI as appropriate. Each party will provide to the other reasonable access to all records in its possession which were used in the preparation of its Final Adjustment Certificate.

                      3.3.3 Jones and TCI will each review the other's Final Adjustment Certificate and will give written notice to the other party of any objections it has to the calculations shown in such certificate within 30 days after its receipt thereof. TCI and Jones will endeavor in good faith to resolve any such objections within 30 days after the receipt by both parties of the other's objections. If any objections or disputes have not been resolved at the end of such 30-day period, the disputed portion of the Adjustments amount will be determined by Price Waterhouse, whose determination will be conclusive. Jones and TCI will bear equally the expenses arising in connection with such auditor determination of all disputed amounts, and payment of the final Adjustments amount (after taking into account any estimated Adjustments amount paid at the Closing) will be made by the party responsible therefor to the other party within three Business Days after the final determination is made.


SECTION 4. ASSUMED LIABILITIES AND EXCLUDED ASSETS

               4.1 TCI Assumed Obligations and Liabilities.  At the Closing, TCI
                   ---------------------------------------
will assume and after the Closing Time, TCI will pay, discharge and perform the following (the "TCI Assumed Obligations and Liabilities"): (a) those obligations and liabilities accruing and relating to periods after the Closing Time under or with respect to the Jones Assets assigned and transferred to TCI at the Closing; (b) those obligations and liabilities of Jones for subscriber prepayments and converter deposits related to the Jones Systems existing after the Closing Time to the extent that an adjustment in favor of TCI is made with respect thereto pursuant to SECTION 3.2; (c) customer, advertising and other advance payments held by Jones as of the Closing Time in the amount for which TCI received credit under SECTION 3.2; and (d) all other obligations and liabilities accruing and relating to periods after the Closing Time and arising out of TCI's ownership of the Jones Assets or operation of the Jones Systems after the Closing, except to the extent that such obligations or liabilities relate to any Jones Excluded Asset. All obligations and liabilities, contingent, fixed or otherwise, arising out of or relating to the Jones Assets or the Jones Systems other than the TCI Assumed Obligations and Liabilities will remain and be the obligations and liabilities solely of Jones, including any obligation, liability or claim relating to or arising pursuant to (i) rate refunds to subscribers of the Jones Systems with respect to rates charged to such subscribers during periods through and including the Closing Time, (ii) litigation commenced prior to, or related to an event occurring through and including, the Closing Time, or (iii) credit, loan or other agreements pursuant to which Jones has created, incurred, assumed or guaranteed indebtedness for borrowed money or under which any Lien securing such indebtedness has been or may be imposed on any Jones Asset.

        4.2  TCI Excluded Assets.  "TCI Excluded Assets," which will be
             -------------------
retained by TCI, means all: (a) TCI programming (including cable guide agreements) and retransmission consent Contracts; (b) TCI vehicle leases and leases relating to Tangible Personal Property; (c) TCI Plans; (d) TCI insurance policies and rights and claims thereunder (except as otherwise provided in SECTION 12.16); (e) TCI bonds, letters of credit, surety instruments and other similar items; (f) TCI cash, cash equivalents and notes receivable; (g) TCI trademarks, trade names, service marks, service names, logos and similar proprietary rights; (h) TCI subscriber billing Contracts and related leased equipment; (i) any agreement, right, asset or property owned or leased by TCI that is not used or held for use in connection with the operation of the TCI Systems; (j) all claims, rights, and interest in and to any refunds of taxes or fees of any nature, or other claims against third parties, relating to the operation of the TCI Systems prior to the Closing Time; (k) the account books of original entry, general ledgers and financial records used in connection with the TCI Systems provided, however, that TCI will provide to the Jones access, in connection with litigation, administrative proceedings, payment of taxes or any other valid business reason, to any of such books and records as may be in TCI's possession for a reasonable period, not to exceed seven years from the Closing Date, from time to time upon reasonable notice from Jones to TCI during normal business hours; and (l) rights, assets and properties described on SCHEDULE 4.2.

        4.3  Jones Assumed Obligations and Liabilities.  At the Closing,
             -----------------------------------------
Jones will assume and after the Closing Time, Jones will pay, discharge and perform the following (the "Jones Assumed Obligations and Liabilities"): (a) those obligations and liabilities accruing and relating to periods after the Closing Time under or with respect to the TCI Assets assigned and transferred to Jones at the Closing; (b) those obligations and liabilities of TCI for subscriber prepayments and converter deposits related to the TCI Systems existing after the Closing Time to the extent that an adjustment in favor of Jones is made with respect thereto pursuant to SECTION 3.2; (c) customer, advertising and other advance payments held by TCI as of the Closing Time in the amount for which Jones received credit under SECTION 3.2; and (d) all other obligations and liabilities accruing and relating to periods after the Closing Time and arising out of Jones' ownership of the TCI Assets or operation of the TCI Systems after the Closing, except to the extent that such obligations or liabilities relate to any TCI Excluded Asset. All obligations and liabilities, contingent, fixed or otherwise, arising out of or relating to the TCI Assets or the TCI Systems other than the Jones Assumed Obligations and Liabilities will remain and be the obligations and liabilities solely of TCI including any obligation, liability or claim relating to or arising pursuant to (i) rate refunds to subscribers of the TCI Systems with respect to rates charged to such subscribers during periods through and including the Closing Time, (ii) litigation commenced prior to, or related to an event occurring through and including, the Closing Time, or (iii) credit, loan or other agreements pursuant to which TCI has created, incurred, assumed or guaranteed indebtedness for borrowed money or under which any Lien securing such indebtedness has been or may be imposed on any TCI Asset.

               4.4  Jones Excluded Assets. "Jones Excluded Assets," which will
                    ----------------------
be retained by Jones, means all: (a) Jones programming (including cable guide agreements) and retransmission consent Contracts; (b) Jones vehicle leases and leases relating to Tangible Personal Property; (c) Jones Plans; (d) Jones insurance policies and rights and claims thereunder (except as otherwise provided in SECTION 12.16); (e) Jones bonds, letters of credit, surety instruments and other similar items; (f) Jones cash, cash equivalents and notes receivable; (g) Jones trademarks, trade names, service marks, service names, logos and similar proprietary rights; (h) Jones subscriber billing Contracts and related leased equipment; (i) any agreement, right, asset or property owned or leased by Jones that is not used or held for use in connection with the operation of the Jones Systems; (j) all claims, rights, and interest in and to any refunds of taxes or fees of any nature, or other claims against third parties, relating to the operation of the Jones Systems prior to the Closing Time; (k) the account books of original entry, general ledgers and financial records used in connection with the Jones Systems provided, however, that Jones will provide to TCI access, in connection with litigation, administrative proceedings, payment of taxes or any other valid business reason, to any of such books and records as may be in Jones's possession for a reasonable period, not to exceed seven years from the Closing Date, from time to time upon reasonable notice from TCI to Jones during normal business hours; and (l) rights, assets and properties described on SCHEDULE 4.4.


SECTION 5. JONES' REPRESENTATIONS AND WARRANTIES

               Jones represents and warrants to TCI as of the date of this Agreement and as of the Closing, as follows:

               5.1  Organization and Qualification of Jones. Jones is a
                    ---------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own, lease and use the Jones Assets owned, leased or used by it and to conduct the Jones Cable Business as it is currently conducted. Jones is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the ownership, leasing or use of the Jones Assets owned, leased or used by it or the nature of its activities in connection with the Jones Systems makes such qualification necessary, except in any such jurisdiction where the failure to be so qualified and in good standing would not have a material adverse effect on the ownership or operation of the Jones Cable Business, Jones Assets or Jones Systems or on the ability of Jones to perform its obligations under this Agreement.

               5.2  Authority and Validity. Jones has all requisite corporate
                    ----------------------
power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Transaction Documents to which Jones is a party. Subject to the approval of the Board of Directors of Jones, the execution and delivery by Jones of, the performance by Jones of its obligations under, and the consummation by Jones of the transactions contemplated by, this Agreement and the Transaction Documents to which Jones is a party have been duly and validly authorized by all action by or on behalf of Jones. This Agreement has been, and when executed and delivered by Jones the Transaction Documents will be, duly and validly executed and delivered by Jones and the valid and binding obligations of Jones, enforceable against Jones in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

               5.3  No Conflict; Required Consents. Except for the Jones
                    -------------------------------
Required Consents, all of which are listed on SCHEDULE 5.3, and the TCI Required Consents and the notification and expiration or earlier termination of the waiting period under the HSR, the execution and delivery by Jones, the performance of Jones under, and the consummation by Jones of the transactions contemplated by, this Agreement and the Transaction Documents to which Jones is a party do not and will not: (a) violate any provision of its charter or bylaws;
(b) violate any Legal Requirement; (c) require any consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any Governmental Authority or other Person; or (d) (i) violate or result in a breach of or default under (without regard to requirements of notice, lapse of time or elections of other Persons or any combination thereof), (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Jones under, (iv) result in the creation or imposition of any Lien under any System Contract or any Jones System Contract or other instrument evidencing any of the Jones Assets or by which Jones or any of its assets is bound or affected, except for purposes of this clause (d) such violations, conflicts, breaches, defaults, terminations, suspensions, modifications and accelerations as would not, individually or in the aggregate, have a material adverse effect on any Jones System, the Jones Cable Business or Jones or on the ability of Jones to perform its obligations under this Agreement or the Transaction Documents to which Jones is a party.

               5.4  Assets.
                    ------

                    5.4.1 Jones has exclusive, good and marketable title to (or, in the case of Assets that are leased, valid leasehold interests in) the Jones Assets (other than Jones Owned Real Property, Jones Leased Property and Jones Real Property Interests, as to which representations and warranties in
SECTION 5.6 apply). The Jones Assets are free and clear of all Liens, except (a) Permitted Liens and (b) Liens described on SCHEDULE 5.4, all of which will be terminated, released or, in the case of any rights of first refusal listed on
SCHEDULE 5.4, waived, as appropriate, at or prior to the Closing. Except as described on SCHEDULE 1.32, the Jones Tangible Personal Property is in good operating condition and repair (ordinary wear and tear excepted).

                    5.4.2 Except for items included in the Jones Excluded Assets, the Jones Assets constitute all the assets necessary to permit TCI to conduct the Jones Cable Business and to operate the Jones Systems substantially as they are being conducted and operated on the date of this Agreement and in compliance in all material respects with all applicable Legal Requirements, Jones System Franchises and Jones System Contracts and to perform all of the TCI Assumed Obligations and Liabilities.

                    5.4.3 Except as described in SCHEDULE 5.4, as of the date of this Agreement, to the Knowledge of Jones, no third party has been granted or applied for a cable television franchise or is providing or intending to provide cable television services in any of the communities or unincorporated areas currently served by the Jones' Cable Business.

               5.5  Jones System Franchises, Jones System Licenses, Jones System
                    ------------------------------------------------------------
Contracts and Jones Real Property Interests.
--------------------------------------------

                    5.5.1 Except for the Jones Excluded Assets and except as described on SCHEDULES 1.24, 1.26, 1.29, 1.30 and 1.31, Jones is not bound or affected by any of the following that relate primarily or in whole to the Jones Cable Business: (a) leases of real or personal property; (b) franchises for the construction or operation of cable television systems or System Contracts of substantially equivalent effect; (c) other licenses, authorizations, consents or permits of the FCC or any other Governmental Authority; (d) material easements or rights of access; (e) pole line agreements, underground conduit agreements, crossing agreements or bulk or commercial service agreements; or (f) System Contracts relating to the operation of the Jones Cable Business other than those described in any other clause of this SECTION 5.5.1 which contemplate payments by or to Jones in any 12-month period exceeding $10,000 individually or $30,000 in the aggregate or that are not terminable by Jones without cost or penalty on not more than 90 days prior written notice.

                    5.5.2 Complete and correct copies of the Jones System Franchises and Jones System Licenses have been delivered by Jones to TCI. The Jones System Franchises and Jones System Licenses are currently in full force and effect, are not in default and are valid under all applicable Legal Requirements according to their terms. There is no legal action, governmental proceeding or investigation, pending or to Jones' Knowledge threatened, to terminate, suspend or modify any Jones System Franchise or Jones System License and Jones is in compliance with the material terms and conditions of all the Jones System Franchises and Jones System Licenses and with other material applicable requirements of all Governmental Authorities (including the FCC and the Register of Copyrights) relating to the Jones System Franchises and Jones System Licenses, including all requirements for notification, filing, reporting, posting and maintenance of logs and records.

                    5.5.3 Complete and correct copies of all material Jones System Contracts (including Contracts relating to the Jones Leased Property and the Jones Real Property Interests described on SCHEDULE 1.26) have been provided to TCI. Such documents constitute the entire agreement with the other party. Each such Jones System Contract is in full force and effect and constitutes the valid, legal, binding and enforceable obligation of Jones and Jones is not and to Jones' Knowledge, each other party thereto is not, in breach or default of any material terms or conditions thereunder.

               5.6  Real Property.  All the Assets consisting of Jones Owned
                    -------------
Property, Jones Leased Property and material Jones Real Property Interests are described on SCHEDULES 1.24, 1.26 and 1.27. Except as otherwise disclosed on SCHEDULES 1.24, 1.26 and 1.27, Jones holds good, marketable and indefeasible fee simple title to the Jones Owned Property and has the valid and enforceable right to use and possess such Jones Owned Property, subject only to the Permitted Liens; and Jones has valid and enforceable leasehold interests in all Jones Leased Property and, with respect to Jones Real Property Interests, has valid and enforceable rights to use all Jones Real Property Interests subject only to Permitted Liens. Except for routine repairs, all of the material improvements, leasehold improvements and the premises of the Jones Owned Property and the premises demised under the leases and other documents evidencing the Jones Leased Property are in good condition and repair and are suitable for the purposes used. Each parcel of Jones Owned Property and each parcel of Jones Leased Property and any improvements thereon and their current use (a) has access to and over public streets or private streets for which Jones has a valid right of ingress and egress, (b) conforms in its current use and occupancy to all material zoning requirements without reliance upon a variance issued by a Governmental Authority or a classification of the parcel in question as a nonconforming use and (c) conforms in all material respects in its current use to all restrictive covenants, if any, or other Liens affecting all or part of such parcel.

               5.7  Environmental.
                    -------------

                    5.7.1 To Jones' Knowledge, the Jones Owned Property and Jones Leased Property comply in all material respects with and has previously been operated in compliance in all material respects with all Environmental Laws. Jones has not, either directly or indirectly (a) generated, stored, used, treated, handled, discharged, released or disposed of any Hazardous Substances at, on, under, in or about, to or from or in any other manner affecting, any Jones Owned Property or Jones Leased Property, (b) transported any Hazardous Substances to or from any Jones Owned Property or Jones Leased Property or (c) undertaken or caused to be undertaken any other activities relating to the Jones Owned Property or Jones Leased Property, which could reasonably give rise to any liability under any Environmental Law and, to Jones' Knowledge, no other present or previous owner, tenant, occupant or user of any Jones Owned Property or Jones Leased Property or any other Person has committed or suffered any of the foregoing. To Jones' Knowledge, (i) no release of Hazardous Substances outside the Jones Owned Property or Jones Leased Property has entered or threatens to enter any Jones Owned Property or Jones Leased Property, nor (ii) is there any pending or threatened litigation based on Environmental Laws which arises from any condition of the land adjacent to or immediately surrounding any Jones Owned Property or Jones Leased Property. No litigation based on Environmental Laws which relates to any Jones Owned Property or Jones Leased Property or any operations or conditions on it (A) has been asserted or conducted in the past or is currently pending against or with respect to Jones or, to Jones' Knowledge, any other Person or (B) to Jones' Knowledge, is threatened or contemplated.

                    5.7.2  To Jones' Knowledge, other than as described on
SCHEDULE 5.7, (a) no aboveground or underground storage tanks are currently or have been located on any Jones Owned Property or Jones Leased Property, (b) no Jones Owned

Property or Jones Leased Property has been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes and (c) no building or other structure on any Jones Owned Property or Jones Leased Property contains asbestos, asbestos-containing material or material presumed to be asbestos-containing material under environmental law.

                     5.7.3 Jones has provided TCI with complete and correct copies of (a) all studies, reports, surveys or other written materials in Jones' possession or, to Jones' Knowledge to which it has access, relating to the presence or alleged presence of Hazardous Substances at, on, under or affecting the Jones Owned Property or Jones Leased Property, (b) all notices or other materials in Jones' possession or, to Jones' Knowledge to which it has access, that were received from any Governmental Authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of the Jones Owned Property or Jones Leased Property or activities at the Jones Owned Property or Jones Leased Property and (c) all materials in Jones' possession or, to Jones' Knowledge to which it has access, relating to any litigation or allegation by any private third party concerning any Environmental Law.

               5.8   Compliance with Legal Requirements.
                     ----------------------------------

                     5.8.1 The ownership, leasing and use of the Jones Assets as they are currently owned, leased and used and the conduct of the Jones Cable Business and the operation of the Jones Systems as they are currently conducted and operated do not violate or infringe in any material respect any Legal Requirements currently in effect (other than Legal Requirements described in SECTION 5.8.4, as to which the representations and warranties set forth in that subsection will apply). Jones has received no notice of any violation by Jones or the Jones Cable Business of any Legal Requirement applicable to the operation of the Jones Cable Business as currently conducted, or the Jones Systems as currently operated and to its Knowledge, there is no existing fact, circumstance of condition that could reasonably form the basis for an allegation of any such violation.

                     5.8.2 A valid request for renewal has been duly and timely filed under Section 626 of the Communications Act with the proper Governmental Authority with respect to all Jones System Franchises that have expired prior to or will expire within 36 months after the date of this Agreement.

                     5.8.3 Jones has complied and the Jones Cable Business is in compliance, in all material respects, with the specifications set forth in
Part 76, Subpart K of the rules and regulations of the FCC, Section 111 of the U.S. Copyright Act of 1976 and the applicable rules and regulations thereunder and the applicable rules and regulations of the U.S. Copyright Office, the Register of Copyrights, the Copyright Royalty Tribunal and the Communications Act, including provisions of any thereof pertaining to signal leakage, to utility pole make ready and to grounding and bonding of cable television systems (in each case as the same is currently in effect), and all other applicable Legal Requirements relating to the construction, maintenance, ownership and operation of the Jones Assets, the Jones Systems and the Jones Cable Business.

               5.8.4 Notwithstanding the foregoing, to Jones' Knowledge, each Jones System is in compliance in all material respects with the provisions of the 1992 Cable Act as such Legal Requirements relate to the operation of the Jones Cable Business; provided however that Jones does not hereby make any representation about rates charged to subscribers, other than the representation about rates charged to subscribers set forth below. Jones has complied in all material respects with the must carry and retransmission consent provisions of the 1992 Cable Act as they relate to the Jones Systems. Jones has used reasonable good faith efforts to establish rates charged to subscribers, effective since September 1, 1993, that are or were allowable under the 1992 Cable Act and any authoritative interpretation thereof now or then in effect, whether or not such rates are or were subject to regulation at that date by any Governmental Authority, including any local franchising authority and/or the FCC, unless such rates were not subject to regulation pursuant to a specific exemption from rate regulation contained in the 1992 Cable Act other than the failure of any franchising authority to have been certified to regulate rates. Notwithstanding the foregoing, Jones makes no representation or warranty that the rates charged to subscribers (a) are allowable under any rules and regulations of the FCC or any authoritative interpretation thereof or (b) would be allowable under any rules and regulations of the FCC or any authoritative interpretation thereof, promulgated after the date of the Closing. Jones has delivered to TCI complete and correct copies of all FCC Forms 393, 1200, 1205, 1210, 1215, 1220, 1225, 1235 and 1240 filed with respect to the Jones Systems, copies of all other FCC Forms filed by Jones and of all correspondence with any Governmental Authority relating to rate regulation generally or specific rates charged to subscribers with respect to Jones Systems, including copies of any complaints filed with the FCC with respect to any rates charged to subscribers of the Jones Systems, and any other documentation supporting an exemption from the rate regulation provisions of the 1992 Cable Act claimed by Jones with respect to any of the Jones Systems. As of the date of this Agreement, Jones has received no notice from any Governmental Authority with respect to an intention to enforce customer service standards pursuant to the 1992 Cable Act and Jones has not agreed with any Governmental Authority to establish customer service standards that exceed the customer service standards promulgated pursuant to the 1992 Cable Act. Except as specified in SCHEDULE 5.8, Jones has not made any election with respect to any cost of service proceeding conducted in accordance with Part 76.922 of Title 47 of the Code of Federal Regulations or any similar proceeding with respect to any of the Jones Systems (a "Cost of Service Election"). Jones has not entered into or is not subject to any so-called social contract or proposed resolution with the FCC with respect to rates charged for cable television services in the Jones Systems and is not currently negotiating or anticipating entering into or being subject to the same.

          5.9  Patents, Trademarks and Copyrights.    Jones has timely and
               ----------------------------------
accurately made all requisite filings and payments with the Register of Copyrights with respect to the Jones Cable Business. Jones has delivered to TCI complete and correct copies of all current reports and filings for the past three years, made or filed pursuant to copyright rules and regulations with respect to the

Jones Business. Jones does not possess any patent, patent right, trademark or copyright related to or material to the operation of the Jones Systems and Jones is not a party to any license or royalty agreement with respect to any such patent, trademark or copyright, except for licenses respecting program material and obligations under the Copyright Act of 1976 applicable to cable television systems generally. The Jones Systems and the Jones Cable Business have been operated in such a manner so as not to violate or infringe upon the rights, or give rise to any rightful claim of any Person for copyright, trademark, service mark, patent or license infringement or the like.

               5.10  Financial Statements; Undisclosed Liabilities; Absence of
                     ---------------------------------------------------------
Certain Changes or Events. Jones has delivered to TCI complete and correct
-------------------------
copies of its unaudited financial statements for the Jones Systems, including balance sheets and related statements of income for and as of the year ended December 31, 1995 and as of and for the 6-month period ended June 30, 1996 (all of such financial statements being hereinafter referred to as "Jones Financial Statements"). Jones Financial Statements are in accordance with the books and records of Jones, were prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods covered thereby, and, except as may be described therein, present fairly the financial condition of Jones at the dates and for the periods indicated, subject, in the case of unaudited Jones Financial Statements, only to standard year-end adjustments and the omission of footnotes. The unaudited Balance Sheet as of June 30, 1996 of Jones is herein called the "Jones Balance Sheet." At the date of the Jones Balance Sheet, Jones had no material liabilities required by generally accepted accounting principles to be reflected or reserved against therein that were not fully reflected or reserved against on the Jones Balance Sheet, other than liabilities included in Jones liabilities as set forth on
SCHEDULE 5.10. Except as set forth on SCHEDULE 5.10, since the date of the Jones Balance Sheet, with respect to the Jones Cable Business: (a) Jones has not incurred any obligation or liability (contingent or otherwise), except normal trade or business obligations incurred in the ordinary course of business, the performance of which, to Jones' Knowledge, would be reasonably likely to, individually or in the aggregate, have a material adverse effect on the financial condition or results of operations of the Jones Cable Business; (b) there has been no material adverse change in the business, condition, financial or otherwise, or liabilities of the Jones Cable Business (except any change affecting the United States cable industry as a whole, including any change arising from (i) legislation, litigation, rulemaking or regulation or (ii) competition caused by or arising from other multiple channel distribution services); and (c) the Jones Cable Business has been conducted only in the ordinary course of business consistent with past practice.

               5.11  Litigation. Except as set forth in SCHEDULE 5.11: (a) there
                     ----------
is no Litigation pending or, to Jones' Knowledge, threatened, by or before any Governmental Authority or private arbitration tribunal against Jones which, if adversely determined, would materially adversely affect the financial condition or operations of the Jones Cable Business, the Jones Systems, the Jones Assets or the ability of Jones to perform its obligations under this Agreement, or which, if adversely determined, would result in the modification, revocation, termination, suspension or other limitation of any of the Jones System Franchises, Jones System Licenses, Jones System Contracts or leases or other documents evidencing the Jones Leased Property or the Jones Real Property Interests; and

(b) there is not in existence any Judgment requiring Jones to take any action of any kind with respect to the Jones Assets or the operation of the Jones Systems, or to which Jones (with respect to the Jones Systems), the Jones Systems or the Jones Assets are subject or by which they are bound or affected.

               5.12  Tax Returns; Other Reports. Jones has duly and timely filed
                     --------------------------
in correct form all federal, state, local and foreign Tax returns and other Tax reports required to be filed by Jones, and has timely paid all Taxes which have become due and payable, whether or not so shown on any such return or report, the failure of which to be filed or paid could adversely affect the Jones Assets or result in the imposition of a Lien upon the Jones Assets, except such amounts as are being contested diligently and in good faith and are not in the aggregate material. Except as specifically identified on SCHEDULE 5.12, Jones has received no notice of, nor does Jones have any Knowledge of, any deficiency, assessment or audit, or proposed deficiency, assessment or audit from any taxing Governmental Authority which could affect or result in the imposition of a Lien upon the Jones Assets.

               5.13  Employment Matters.
                     ------------------

                     5.13.1 SCHEDULE 5.13 contains a complete and correct list of the names and positions of all employees engaged in the Jones Cable Business as of the date set forth on SCHEDULE 5.13. Jones has complied in all material respects with all applicable Legal Requirements relating to the employment of labor, including the Worker Adjustment and Retraining Notification Act, 29 U.S.C. (S) 2101, et seq. ("WARN"), ERISA, continuation coverage requirements with respect to group health plans and those relating to wages, hours, collective bargaining, unemployment insurance, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control and the payment and withholding of Taxes.

                     5.13.2 Each employee benefit plan (as defined in Section 3(3) of ERISA) or any multiemployer plan (as defined in Section 3(37) of ERISA) with respect to which Jones or any of its ERISA Affiliates has any liability or in which any employees or agents, or any former employees or agents, of Jones or any of its ERISA Affiliates participate is set forth in SCHEDULE 5.13 (the "Jones Plans"). Neither Jones, any of its ERISA Affiliates nor any Jones Plan is in material violation of any provision of the Code or ERISA. No "reportable event" (as defined in Section 4043 of ERISA) has occurred and is continuing with respect to any Jones Plan and no "prohibited transaction" (as defined in Section 406 of ERISA) has occurred with respect to any Jones Plan which reasonably could result in material liability to Jones or any of its ERISA Affiliates. No material "accumulated funding deficiency" or "withdrawal liability" (as defined in Section 302 of ERISA) exists with respect to any of the Jones Plans. After the Closing, TCI will not be required, under ERISA, the Code or any collective bargaining agreement, to establish, maintain or continue any Plan currently maintained by Jones or any of its ERISA Affiliates.

                     5.13.3 There are no collective bargaining agreements applicable to any Person employed by Jones that renders services in connection with the Jones Systems and Jones has no duty to bargain with any labor organization with respect to any such Person. There are not pending any unfair labor practice charges against Jones, any demand for recognition or any other effort of or request or demand from, a labor organization for representative status with respect to any Person employed by Jones that renders services in connection with the Jones Systems. Except as described on SCHEDULE 5.13, Jones has no employment agreements, either written or oral, with any employee of the Jones Systems and none of the employment agreements listed on SCHEDULE 5.13 requires Jones or will require TCI to employ any Person after the Closing.

               5.14  Jones Systems Information.  SCHEDULE 5.14 sets forth a
                     -------------------------
materially true and accurate description of the following information relating to the Jones Cable Business as of the date(s) indicated in such Schedule (provided that such date(s) are no earlier than two months prior to the date of this Agreement):

                     (a) the approximate number of miles of plant included in the Jones Assets;

                     (b) the number of subscribers and EBSs served by the Jones Systems for each Jones System Franchise;

                     (c) the approximate number of single family homes and residential dwelling units passed by the Jones Systems;

                     (d) a description of basic and optional or tier services available from the Jones Systems, the rates charged by Jones for each and the number of subscribers (and, if such information is available, EBSs) receiving each optional or tier service;

                     (e) the stations and signals carried by the Jones Systems and the channel position of each such signal and station; and

                     (f) the cities, towns, villages, townships, boroughs and counties served by the Jones Systems.

               5.15  Bonds.  Except as set forth on SCHEDULE 5.15, as of the
                     -----
date of this Agreement, there are no franchise, construction, fidelity, performance, or other bonds or letters of credit posted by Jones in connection with its operation or ownership of any of the Jones Systems or Jones Assets.

               5.16  Finders and Brokers.  Jones has not employed any financial
                     -------------------
advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement for which TCI could be liable.

SECTION 6. TCI'S REPRESENTATIONS AND WARRANTIES

           TCI represents and warrants to Jones as of the date of this Agreement and as of the Closing, as follows:

           6.1  Organization and Qualification of TCI.  TCI is a corporation
                -------------------------------------
duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to own, lease and use the TCI Assets owned, leased or used by it and to conduct the TCI Cable Business as it is currently conducted. TCI is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the ownership, leasing or use of the TCI Assets owned, leased or used by it or the nature of its activities in connection with the TCI Systems makes such qualification necessary, except in any such jurisdiction where the failure to be so qualified and in good standing would not have a material adverse effect on the ownership or operation of the TCI Cable Business, the TCI Assets or TCI Systems or on the ability of TCI to perform its obligations under this Agreement.

           6.2  Authority and Validity.  TCI has all requisite corporate power
                ----------------------
and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Transaction Documents to which TCI is a party. Subject to the approval of the Board of Directors of TCI, the execution and delivery by TCI of, the performance by TCI of its obligations under, and the consummation by TCI of the transactions contemplated by, this Agreement and the Transaction Documents to which TCI is a party have been duly and validly authorized by all action by or on behalf of TCI. This Agreement has been, and when executed and delivered by TCI the Transaction Documents will be, duly and validly executed and delivered by TCI and the valid and binding obligations of TCI, enforceable against TCI in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

           6.3  No Conflict; Required Consents.  Except for the TCI
                ------------------------------
Required Consents, all of which are listed on SCHEDULE 6.3, and the Jones Required Consents and the notification and expiration or earlier termination of the waiting period under the HSR, the execution and delivery by TCI, the performance of TCI under, and the consummation by TCI of the transactions contemplated by, this Agreement and the Transaction Documents to which TCI is a party do not and will not: (a) violate any provision of its charter or bylaws;
(b) violate any Legal Requirement; (c) require any consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any Governmental Authority or other Person; or (d) (i) violate or result in a breach of or a default under (without regard to requirements of notice, lapse of time or elections of other Persons or any combination thereof), (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of TCI under, (iv) result in the creation or imposition of any Lien under any TCI System

Contract or any TCI System Contract or other instrument evidencing any of the TCI Assets or by which TCI or any of its assets is bound or affected, except for purposes of this clause (d) such violations, conflicts, breaches, defaults, terminations, suspensions, modifications and accelerations as would not, individually or in the aggregate, have a material adverse effect on any TCI System, the TCI Cable Business or TCI or on the ability of TCI to perform its obligations under this Agreement or the Transaction Documents to which TCI is a party.

               6.4    Assets.
                      ------

                      6.4.1 TCI has exclusive, good and marketable title to (or, in the case of Assets that are leased, valid leasehold interests in) the TCI Assets (other than TCI Owned Real Property, TCI Leased Property and TCI Real Property Interests, as to which representations and warranties in SECTION 6.6 apply). The TCI Assets are free and clear of all Liens, except (a) Permitted Liens and (b) Liens described on SCHEDULE 6.4, all of which will be terminated, released or, in the case of the rights of first refusal listed on SCHEDULE 6.4, waived, as appropriate, at or prior to the Closing. Except as described on
SCHEDULE 1.63, the TCI Tangible Personal Property is in good operating condition and repair (ordinary wear and tear excepted).

                      6.4.2 Except for items included in the TCI Excluded Assets, the TCI Assets constitute all the assets necessary to permit Jones to conduct the TCI Cable Business and to operate the TCI Systems substantially as they are being conducted and operated on the date of this Agreement and in compliance in all material respects with all applicable Legal Requirements, TCI System Franchises and TCI System Contracts and to perform all of the Jones Assumed Obligations and Liabilities.

                      6.4.3 Except as described in SCHEDULE 6.4, as of the date of this Agreement, to the Knowledge of TCI, no third party has been granted or applied for a cable television franchise or is providing or intending to provide cable television services in any of the communities or unincorporated areas currently served by the TCI Cable Business.

               6.5  TCI System Franchises, TCI System Licenses, TCI System
                    ------------------------------------------------------
Contracts and TCI Real Property Interests.
-----------------------------------------

                      6.5.1 Except for the TCI Excluded Assets and except as described on SCHEDULES 1.55, 1.57, 1.60, 1.61 and 1.62, TCI is not bound or affected by any of the following that relate primarily or in whole to the TCI Cable Business: (a) leases of real or personal property; (b) franchises for the construction or operation of cable television systems or System Contracts of substantially equivalent effect; (c) other licenses, authorizations, consents or permits of the FCC or any other Governmental Authority; (d) material easements or rights of access; (e) pole line agreements, underground conduit agreements, crossing agreements or bulk or commercial service agreements; or (f) System Contracts relating to the operations of the TCI Cable Business other than those described in any other clause of this SECTION 6.5.1 which contemplate payments by or to TCI in any 12-month period exceeding $10,000 individually or $30,000 in the aggregate or that are not terminable by TCI without cost or penalty on not more than 90 days prior written notice.

                      6.5.2 Complete and correct copies of the TCI System Franchises and TCI System Licenses have been delivered by TCI to Jones. The TCI System Franchises and TCI System Licenses are currently in full force and effect, are not in default and are valid under all applicable Legal Requirements according to their terms. There is no legal action, governmental proceeding or investigation, pending or to TCI's Knowledge threatened, to terminate, suspend or modify any TCI System Franchise or TCI System License and TCI is in compliance with the material terms and conditions of all the TCI System Franchises and TCI System Licenses and with other material applicable requirements of all Governmental Authorities (including the FCC and the Register of Copyrights) relating to the TCI System Franchises and TCI System Licenses, including all requirements for notification, filing, reporting, posting and maintenance of logs and records.

                      6.5.3 Complete and correct copies of all material TCI System Contracts (including Contracts relating to the TCI Leased Property and the TCI Real Property Interests described on SCHEDULE 1.57) have been provided to Jones. Such documents constitute the entire agreement with the other party. Each such TCI System Contract is in full force and effect and constitutes the valid, legal, binding and enforceable obligation of TCI and TCI is not and to TCI's Knowledge, each other party thereto is not, in breach or default of any material terms or conditions thereunder.

               6.6  Real Property.  All the Assets consisting of TCI Owned
                    -------------
Property, TCI Leased Property and material TCI Real Property Interests are described on SCHEDULES 1.55, 1.57 and 1.58. Except as otherwise disclosed on SCHEDULES 1.55, 1.57 and 1.58, TCI holds good, marketable and indefeasible fee simple title to the TCI Owned Property and has the valid and enforceable right to use and possess such TCI Owned Property, subject only to the Permitted Liens; and TCI has valid and enforceable leasehold interests in all TCI Leased Property and, with respect to TCI Real Property Interests, has valid and enforceable rights to use all TCI Real Property Interests subject only to Permitted Liens. Except for routine repairs, all of the material improvements, leasehold improvements and the premises of the TCI Owned Property and the premises demised under the leases and other documents evidencing the TCI Leased Property are in good condition and repair and are suitable for the purposes used. Each parcel of TCI Owned Property and each parcel of TCI Leased Property and any improvements thereon and their current use (a) has access to and over public streets or private streets for which TCI has a valid right of ingress and egress, (b) conforms in its current use and occupancy to all material zoning requirements without reliance upon a variance issued by a Governmental Authority or a classification of the parcel in question as a nonconforming use and (c) conforms in all material respects in its current use to all restrictive covenants, if any, or other Liens affecting all or part of such parcel.

                 6.7  Environmental.
                      -------------

                      6.7.1 To TCI's Knowledge, the TCI Owned Property and TCI Leased Property comply in all material respects with and has previously been operated in compliance in all material respects with all Environmental Laws. TCI has not, either directly or indirectly, (a) generated, stored, used, treated, handled, discharged, released or disposed of any Hazardous Substances at, on, under, in or about, to or from or in any other manner affecting, any TCI Owned Property or TCI Leased Property, (b) transported any Hazardous Substances to or from any TCI Owned Property or TCI Leased Property or (c) undertaken or caused to be undertaken any other activities relating to the TCI Owned Property or TCI Leased Property, which could reasonably give rise to any liability under any Environmental Law and, to TCI's Knowledge, no other present or previous owner, tenant, occupant or user of any TCI Owned Property or TCI Leased Property or any other Person has committed or suffered any of the foregoing. To TCI's Knowledge,
(i) no release of Hazardous Substances outside the TCI Owned Property or TCI Leased Property has entered or threatens to enter any TCI Owned Property or TCI Leased Property, nor (ii) is there any pending or threatened litigation based on Environmental Laws which arises from any condition of the land adjacent to or immediately surrounding any TCI Owned Property or TCI Leased Property. No litigation based on Environmental Laws which relates to any TCI Owned Property or TCI Leased Property or any operations or conditions on it (A) has been asserted or conducted in the past or is currently pending against or with respect to TCI or, to TCI's Knowledge, any other Person, or (B) to TCI's Knowledge, is threatened or contemplated.

                      6.7.2  To TCI's Knowledge, other than as described on
SCHEDULE 6.7, (a) no aboveground or underground storage tanks are currently or have been located on any TCI Owned Property or TCI Leased Property, (b) no TCI Owned Property or TCI Leased Property has been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes and (c) no building or other structure on any TCI Owned Property or TCI Leased Property contains asbestos, asbestos-containing material or material presumed to be asbestos-containing material under environmental law.

                      6.7.3 TCI has provided Jones with complete and correct copies of (a) all studies, reports, surveys or other written materials in TCI's possession or, to TCI's Knowledge to which it has access, relating to the presence or alleged presence of Hazardous Substances at, on, under or affecting the TCI Owned Property or TCI Leased Property, (b) all notices or other materials in TCI's possession or, to TCI's Knowledge to which it has access, that were received from any Governmental Authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of the TCI Owned Property or TCI Leased Property or activities at the TCI Owned Property or TCI Leased Property and (c) all materials in TCI's possession or, to TCI's Knowledge to which it has access, relating to any litigation, allegation by any private third party concerning any Environmental Law.

                 6.8  Compliance with Legal Requirements.
                      ----------------------------------

                      6.8.1 The ownership, leasing and use of the TCI Assets as they are currently owned, leased and used and the conduct of the TCI Cable Business and the operation of the TCI Systems as they are currently conducted and operated do not violate or infringe in any material respect any Legal Requirements currently in effect (other than Legal Requirements described in SECTION 6.8.4, as to which the representations and warranties set forth in that subsection will apply). TCI has received no notice of any violation by TCI or the TCI Cable Business of any Legal Requirement applicable to the operation of the TCI Cable Business as currently conducted, or the TCI Systems as currently operated and to its Knowledge, there is no existing fact, circumstance or condition that could reasonably form the basis for an allegation of any such violation.

                      6.8.2 A valid request for renewal has been duly and timely filed under Section 626 of the Communications Act with the proper Governmental Authority with respect to all TCI Systems Franchises that have expired prior to or will expire within 36 months after the date of this Agreement.

                      6.8.3 TCI has complied and the TCI Cable Business is in compliance, in all material respects, with the specifications set forth in Part 76, Subpart K of the rules and regulations of the FCC, Section 111 of the U.S. Copyright Act of 1976 and the applicable rules and regulations thereunder and the applicable rules and regulations of the U.S. Copyright Office, the Register of Copyrights, the Copyright Royalty Tribunal and the Communications Act, including provisions of any thereof pertaining to signal leakage, to utility pole make ready and to grounding and bonding of cable television systems (in each case as the same is currently in effect), and all other applicable Legal Requirements relating to the construction, maintenance, ownership and operation of the TCI Assets, the TCI Systems and the TCI Cable Business.

                      6.8.4 Notwithstanding the foregoing, to TCI's Knowledge, each TCI System is in compliance in all material respects with the provisions of the 1992 Cable Act as such Legal Requirements relate to the operation of the TCI Cable Business; provided however that TCI does not hereby make any representation about rates charged to subscribers, other than the representation about rates charged to subscribers set forth below. TCI has complied in all material respects with the must carry and retransmission consent provisions of the 1992 Cable Act as they relate to the TCI Systems. TCI has used reasonable good faith efforts to establish rates charged to subscribers, effective since September 1, 1993, that are or were allowable under the 1992 Cable Act and any authoritative interpretation thereof now or then in effect, whether or not such rates are or were subject to regulation at that date by any Governmental Authority, including any local franchising authority and/or the FCC, unless such rates were not subject to regulation pursuant to a specific exemption from rate regulation contained in the 1992 Cable Act other than the failure of any franchising authority to have been certified to regulate rates. Notwithstanding the foregoing, TCI makes no representation or warranty that the rates charged to subscribers (a) are allowable under any rules and regulations of the FCC or any authoritative interpretation thereof or (b) would be allowable under any rules and regulations of the FCC or any authoritative interpretation thereof, promulgated after the date of the Closing. TCI has delivered to Jones complete and correct copies of all FCC Forms 393, 1200, 1205, 1210, 1215, 1220, 1225, 1235 and 1240 filed with respect to the TCI Systems, copies of all other FCC Forms filed by TCI and of all correspondence with any Governmental Authority relating to rate regulation generally or specific rates charged to subscribers with respect to TCI Systems, including copies of any complaints filed with the FCC with respect to any rates charged to subscribers of the TCI Systems, and any other documentation supporting an exemption from the rate regulation provisions of the 1992 Cable Act claimed by TCI with respect to any of the TCI Systems. As of the date of this Agreement, TCI has received no notice from any Governmental Authority with respect to an intention to enforce customer service standards pursuant to the 1992 Cable Act and TCI has not agreed with any Governmental Authority to establish customer service standards that exceed the customer service standards promulgated pursuant to the 1992 Cable Act. Except as specified in SCHEDULE 6.8, TCI has not made any Cost of Service Election with respect to any of the TCI Systems. Except as specified in SCHEDULE 6.8, TCI has not entered into or is not subject to any so-called social contract or proposed resolution with the FCC with respect to rates charged for cable television services in the TCI Systems and is not currently negotiating or anticipating entering into or being subject to the same.

               6.9  Patents, Trademarks and Copyrights.    TCI has timely and
                    ----------------------------------
accurately made all requisite filings and payments with the Register of Copyrights with respect to the TCI Cable Business. TCI has delivered to Jones complete and correct copies of all current reports and filings for the past three years, made or filed pursuant to copyright rules and regulations with respect to the TCI Business. TCI does not possess any patent, patent right, trademark or copyright related to or material to the operation of the TCI Systems and TCI is not a party to any license or royalty agreement with respect to any such patent, trademark or copyright, except for licenses respecting program material and obligations under the Copyright Act of 1976 applicable to cable television systems generally. The TCI Systems and the TCI Cable Business have been operated in such a manner so as not to violate or infringe upon the rights, or give rise to any rightful claim of any Person for copyright, trademark, service mark, patent or license infringement or the like.

               6.10 Financial Statements; Undisclosed Liabilities; Absence of
                    ---------------------------------------------------------
Certain Changes or Events.  TCI has delivered to Jones complete and correct
-------------------------
copies of its unaudited financial statements for the TCI Systems, including balance sheets and related statements of income for and as of the year ended December 31, 1995 and as of and for the 6-month period ended June 30, 1996 (all of such financial statements being hereinafter referred to as "TCI's Financial Statements"). TCI's Financial Statements are in accordance with the books and records of TCI, were prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of TCI at the dates and for the periods indicated, subject, in the case of unaudited TCI Financial Statements, only to standard year-end adjustments and the omission of footnotes. The unaudited Balance Sheet as of June 30, 1996 of TCI is herein called the "TCI Balance Sheet." At the date of the TCI Balance Sheet, TCI had no material liabilities required by generally accepted accounting principles to be reflected or reserved against therein that were not fully reflected or reserved against on the TCI Balance Sheet, other than liabilities as set forth on SCHEDULE 6.10. Except as set forth on SCHEDULE 6.10, since the date of the TCI Balance Sheet with respect to the TCI Cable
Business: (a) TCI has not incurred any obligation or liability (contingent or otherwise), except normal trade or business obligations incurred in the ordinary course of business, the performance of which, to TCI's Knowledge, would be reasonably likely to, individually or in the aggregate, have a material adverse effect on the financial condition or results of operations of the TCI Cable Business; (b) there has been no material adverse change in the business, condition, financial or otherwise, or liabilities of the TCI Cable Business (except any change affecting the United States cable industry as a whole, including any change arising from (i) legislation, litigation, rulemaking or regulation or (ii) competition caused by or arising from other multiple channel distribution services); and (c) the TCI Cable Business has been conducted only in the ordinary course of business consistent with past practice.

               6.11  Litigation.  Except as set forth in SCHEDULE 6.11:  (a)
                     ----------
there is no Litigation pending or, to TCI's Knowledge, threatened, by or before any Governmental Authority or private arbitration tribunal against TCI which, if adversely determined, would materially adversely affect the financial condition or operations of the TCI Cable Business, the TCI Systems, the TCI Assets or the ability of TCI to perform its obligations under this Agreement, or which, if adversely determined, would result in the modification, revocation, termination, suspension or other limitation of any of the TCI System Franchises, TCI System Licenses, TCI System Contracts or leases or other documents evidencing the TCI Leased Property or the TCI Real Property Interests; and (b) there is not in existence any Judgment requiring TCI to take any action of any kind with respect to the TCI Assets or the operation of the TCI Systems, or to which TCI (with respect to the TCI Systems), the TCI Systems or the TCI Assets are subject or by which they are bound or affected.

               6.12  Tax Returns; Other Reports.  TCI has duly and timely filed
                     --------------------------
in correct form all federal, state, local and foreign Tax returns and other Tax reports required to be filed by TCI, and has timely paid all Taxes which have become due and payable, whether or not so shown on any such return or report, the failure of which to be filed or paid could adversely affect the TCI Assets or result in the imposition of a Lien upon the TCI Assets, except such amounts as are being contested diligently and in good faith and are not in the aggregate material. Except as specifically identified on SCHEDULE 6.12, TCI has received no notice of, nor does TCI have any Knowledge of, any deficiency, assessment or audit, or proposed deficiency, assessment or audit from any taxing Governmental Authority which could affect or result in the imposition of a Lien upon the TCI Assets.

               6.13  Employment Matters.
                     ------------------

                      6.13.1 SCHEDULE 6.13 contains a complete and correct list of the names and positions of all employees engaged in the TCI Cable Business as of the date set forth on SCHEDULE 6.13. TCI has complied in all material respects with all applicable Legal Requirements relating to the employment of labor, including the Worker Adjustment and Retraining Notification Act, 29 U.S.C. (S) 2101, et seq. ("WARN"), ERISA, continuation coverage requirements with respect to group health plans and those relating to wages, hours, collective bargaining, unemployment insurance, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control and the payment and withholding of Taxes.

                      6.13.2 Each employee benefit plan (as defined in Section 3(3) of ERISA) or any multiemployer plan (as defined in Section 3(37) of ERISA) with respect to which TCI or any of its ERISA Affiliates has any liability or in which any employees or agents, or any former employees or agents, of TCI or any of its ERISA Affiliates participate is set forth in SCHEDULE 6.13 (the "TCI Plans"). Neither TCI, any of its ERISA Affiliates nor any TCI Plan is in material violation of any provision of the Code or ERISA. No "reportable event" (as defined in Section 4043 of ERISA) has occurred and is continuing with respect to any TCI Plan and no "prohibited transaction" (as defined in Section 406 of ERISA) has occurred with respect to any TCI Plan which could reasonably result in material liability to TCI or any of its ERISA Affiliates. No material "accumulated funding deficiency" or "withdrawal liability" (as defined in Section 302 of ERISA) exists with respect to any of the TCI Plans. After the Closing, Jones will not be required, under ERISA, the Code or any collective bargaining agreement, to establish, maintain or continue any Plan currently maintained by TCI or any of its ERISA Affiliates.

                      6.13.3 Except as set forth on SCHEDULE 6.13, there are no collective bargaining agreements applicable to any Person employed by TCI that renders services in connection with the TCI Systems and TCI has no duty to bargain with any labor organization with respect to any such Person. There are not pending any unfair labor practice charges against TCI, any demand for recognition or any other effort of or request or demand from, a labor organization for representative status with respect to any Person employed by TCI that renders services in connection with the TCI Systems. Except as described on SCHEDULE 6.13, TCI has no employment agreements, either written or oral, with any employee of the TCI Systems and none of the employment agreements listed on SCHEDULE 6.13 requires TCI or will require Jones to employ any Person after the Closing.

                6.14  TCI Systems Information.  SCHEDULE 6.14 sets forth a
                      -----------------------
materially true and accurate description of the following information relating to the TCI Cable Business as of the date(s) indicated in such Schedule (provided that such date is no earlier than two months prior to the date of this Agreement):

                      (a) the approximate number of miles of plant included in the TCI Assets;

                      (b) the number of subscribers and EBSs served by the TCI Systems for each TCI System Franchise;

                      (c) the number of single family homes and residential dwelling units passed by the TCI Systems;

                     (d) a description of basic and optional or tier services available from the TCI Systems, the rates charged by TCI for each and the number of subscribers (and, if such information is available, EBSs) receiving each optional or tier service;

                     (e) the stations and signals carried by the TCI Systems and the channel position of each such signal and station; and

                     (f) the cities, towns, villages, townships, boroughs and counties served by the TCI Systems.

               6.15  Bonds.  Except as set forth on SCHEDULE 6.15, as of the
                     -----
date of this Agreement, there are no franchise, construction, fidelity, performance, or other bonds or letters of credit posted by TCI in connection with its operation or ownership of any of the TCI Systems or TCI Assets.

               6.16  Finders and Brokers.  TCI has not employed any financial
                     -------------------
advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement for which Jones could be liable.

SECTION 7.  ADDITIONAL COVENANTS

               7.1   Access to Premises and Records.  Between the date of this
                     ------------------------------
Agreement and the Closing Date each party will give to the other and its counsel, accountants and other representatives full access during normal business hours upon reasonable notice to all the premises and books and records of its Cable Business and to all its Assets and Systems' personnel; and will furnish to the other and such representatives all such documents, financial information and other information regarding its Cable Business and its Assets as the other from time to time reasonably may request; provided that no investigation will affect or limit the scope of any of the representations, warranties, covenants and indemnities of the other in this Agreement or in any Transaction Document or limit liability for any breach of any of the foregoing. Additionally, each party shall deliver to the other within one week of the date of this Agreement substantially all the information and material, described in the due diligence guideline sheets attached as Exhibit 7.1.

               7.2   Continuity and Maintenance of Operations; Certain
                     -------------------------------------------------
Deliveries and Notices. Except as the other party may otherwise consent in
----------------------
writing, between the date of this Agreement and the Closing, each of TCI, with respect to the TCI Cable Business, the TCI Systems and the TCI Assets, and Jones, with respect to the Jones Cable Business, the Jones Systems and the Jones
Assets:

                      7.2.1 will conduct its Cable Business and operate its Systems only in the usual, regular and ordinary course and consistent with past practices (including making capital expenditures and fulfilling installation requests) and, to the extent consistent with such conduct and operation, use its commercially reasonable efforts to (a) preserve its current business intact in all material respects, including preserving existing relationships with franchising authorities, suppliers, customers and others having business dealings with those Systems, unless the other party requests otherwise, (b) keep available the services of its employees and agents providing services in connection with its Cable Business and (c) continue making marketing, advertising and promotional expenditures with respect to its Cable Business consistent with past practices;

                      7.2.2 will maintain its Assets in good repair, order and condition, ordinary wear and tear excepted; will maintain equipment and inventory for those Systems at historical levels consistent with past practices; will maintain in full force and effect, policies of insurance with respect to its Cable Business, in such amounts and with respect to such risks as customarily maintained by operators of cable television systems of the size and geographic location of its Systems; and will maintain its books, records and accounts with respect to its Assets and the operation of its Systems in the usual, regular and ordinary manner on a basis consistent with past practices. Neither party will permit any of its officers, directors, shareholders, agents or employees to, pay any of its subscriber accounts receivable in the Systems (other than for their own residences) prior to the Closing Date. Each party will continue to implement its procedures for disconnection and discontinuance of service to subscribers whose accounts are delinquent in accordance with those in effect on the date of this Agreement;

                      7.2.3 will not (a) modify in any material respect, terminate, suspend or abrogate any System Contract, other than retransmission consent, multiple dwelling, bulk billing or commercial service Contracts, other than in the ordinary course of business (other than those constituting Excluded Assets), (b) modify, terminate, suspend or abrogate any retransmission consent, multiple dwelling, bulk billing or commercial service Contract, System Franchise, lease or document evidencing Leased Property or Real Property Interests or System License (except on terms that are not materially different or other than with respect to those constituting Excluded Assets), (c) take or omit to take any action that would result in the condition as set forth in
SECTION 8.1.1, with respect to TCI, or SECTION 8.2.1, with respect to Jones, not to be satisfied at any time through or at the Closing; (d) engage in any marketing, subscriber installation, collection disconnection practices that are inconsistent with its past practices; (e) change the rate charged for any level of Basic Service, Expanded Basic Service, or any Pay TV or add, delete, retier or repackage any programming services except in the ordinary course of business or to the extent required under the 1992 Cable Act or any other Legal Requirement; provided however if rates are changed, the party changing the rates will provide the other with copies of any FCC forms (even if not filed with any Governmental Authority) that such party used to determine that the new rates were allowable, (f) make any Cost of Service Election, (g) enter into any agreement with or commitment to any competitive access providers with respect to any System, (h) sell, transfer or assign any portion of the Assets other than sales in the ordinary course of business or permit the creation of a Lien on any Asset, other than a Permitted Lien or any Lien which will be released at or prior to Closing, (i) take any actions that would cause the transactions contemplated hereby to fail to qualify as a like-kind exchange under Section 1031 of the Code, (j) engage in any hiring or employee compensation practices that are inconsistent with past practices except for changes in such practices implemented by such party and its Affiliates on a company-wide basis, or (k) enter into any contract or commitment or incur any indebtedness or other liability or obligation of any kind relating to any System involving an expenditure in excess of $25,000, other than contracts or commitments which are cancellable on 30 days' notice or less without penalty;

                      7.2.4 will promptly deliver to the other true and complete copies of all monthly and quarterly financial statements and operating reports and any reports with respect to the operation of the Cable Business prepared by or for such party at any time from the date of this Agreement until the Closing;

                      7.2.5 will give or cause to be given to the other as soon as reasonably possible but in any event prior to the date of submission to the appropriate Governmental Authority, copies of all FCC Forms 1200, 1205, 1210, 1215, 1220, 1225, 1235 and 1240 or any other FCC forms required to be filed with any Governmental Authority under the 1992 Cable Act with respect to rates and prepared with respect to any of its Systems, and make a good faith effort to address any specific concerns raised by the other with respect to such documents;

                      7.2.6 will duly and timely file a valid notice of renewal under Section 626 of the Cable Act with the appropriate Governmental Authority with respect to any System Franchise that will expire within 36 months after any date between the date of this Agreement and the Closing Date; and

                      7.2.7 will promptly notify the other of any fact, circumstance, event or action by it or otherwise (a) which, if known at the date of this Agreement, would have been required to be disclosed by it in or pursuant to this Agreement or (b) the existence, occurrence or taking of which would result in the condition as set forth in SECTION 8.1.1, with respect to TCI, or
SECTION 8.2.1, with respect to Jones, not to be satisfied, and, with respect to clause (b), use its commercially reasonable efforts to remedy the same.

               7.3  Employees.
                    ---------

                      7.3.1 Each party may, but will have no obligation to employ or offer employment to any employee of the other party's Cable Business. Not less than 30 days after the date of this Agreement, each party will provide to the other a list of all active employees of their respective Systems excluding all employees subject to a collective bargaining agreement or represented by a labor organization, if any, as of a recent date, showing then-current positions and rates of compensation and indicating which of such employees such party desires to retain as its employees (the "Retained Employees"). Within 45 days after receipt of this list, the party receiving such list will provide to the other in writing a list of employees such party or its Affiliates may desire to employ following the Closing (subject to the satisfaction of such party's conditions for employment), which list will not include any Retained Employees. As of the Closing Date, each party will terminate the employment of all its employees who were employed incidental to the conduct of such party's Cable Business other than Retained Employees.

                      7.3.2 Each party will pay to all employees employed in its respective Cable Business all compensation, including salaries, commissions, bonuses, deferred compensation, severance, insurance, vacation (except for accrued vacation included in the adjustments calculated pursuant to SECTIONS 3.2 and 3.3), sick pay and other compensation or benefits to which they are entitled for periods through and including the Closing Date, including all amounts, if any, payable on account of the termination of their employment. Each party agrees to cooperate in all reasonable respects with the other party to allow such party to evaluate and interview employees of the Cable Business in order to make hiring decisions.

                      7.3.3 Each party will be responsible for the maintenance and distribution of benefits accrued under any employee benefit plan (as defined in ERISA) maintained by such party pursuant to the provisions of any Legal Requirement and of such plans. Neither party will assume any obligation or liability for any such accrued benefits or any fiduciary or administrative responsibility to account for or dispose of any such accrued benefits under any employee benefit plans maintained by the other party.

                      7.3.4 All claims and obligations under, pursuant to or in connection with any welfare, medical, insurance, disability or other employee benefit plans of either party or arising under any Legal Requirement affecting employees of such party incurred on or before the Closing Date or resulting from or arising from events or occurrences occurring or commencing on or before the Closing Date will remain the responsibility of such party, whether or not such employees are hired by the other party after the Closing. Neither party will have or assume any obligation or liability under or in connection with any such plan maintained by the other party.

                      7.3.5 Each party will remain solely responsible for, and will indemnify and hold harmless the other from and against all Losses arising from or with respect to, all salaries and all severance, vacation (except for accrued vacation included in the adjustments calculated pursuant to SECTIONS 3.2 and 3.3), medical, sick, holiday, continuation coverage and other compensation or benefits to which its employees (whether or not hired by the other) may be entitled, as a result of their employment by it through and including the Closing Time, the termination of their employment at the Closing Time, the obligation, if any, to notify and/or bargain with any labor organization, the consummation of the transactions contemplated hereby or pursuant to any applicable Legal Requirement (including WARN) or otherwise relating to their employment through and including the Closing Time.

                      7.3.6 Each party will retain full responsibility and liability for offering and providing "continuation coverage" of any "qualified beneficiary" who is covered by a "group health plan" sponsored or contributed to by such party and who has experienced a "qualifying event" or is receiving "continuation coverage" on or prior to the Closing Date. "Continuation coverage,"

"qualified beneficiary," "group health plan," and "qualifying event" all will have the meanings given such terms under Code Section 4980B. Each party will indemnify, defend, and hold harmless the other party and its ERISA Affiliates, from and against any act or omission of such party which relates to "continuation coverage" or because such party is deemed to be a successor employer to the other party.

                      7.3.7 Notwithstanding anything to the contrary herein, each party will (a) credit each employee of the other party (other than a Retained Employee) who is offered employment by such Party prior to the Closing Date and becomes an employee of a party after the Closing Time (a "Hired Employee") the lesser of the amount of vacation accrued by him or her as an employee of such party through and including the Closing or the amount of accrued vacation permitted to be accrued by employees of the party that will employ the Hired Employee after the Closing in accordance with such party's standard practices; (b) permit each Hired Employee to participate in such party's employee benefit plans to the same extent as similarly situated employees of such party and their dependents; (c) give each Hired Employee credit for his or her past service with the party employing him or her at the Closing Time (including past service with any prior owner or operator of such party) for purposes of eligibility and vesting under the employing party's employee benefit and other plans to the same extent as other similarly situated employees of such party; and (d) not subject any Hired Employee to any waiting periods or limitations on benefits for pre-existing conditions under such party's employee benefit plans, including any group health and disability plans, except to the extent such employees were subject to such limitations under the other party's employee benefit plans.

                      7.3.8 If Jones discharges without cause within 30 days after the Closing any TCI Hired Employee and such Hired Employee would have been entitled to severance payments pursuant to TCI's severance benefits plan if such Hired Employee had been discharged without cause by TCI at the Closing Time, then Jones will pay severance benefits to such Hired Employee in accordance with TCI's severance benefit plan to the extent such plan would have paid severance to such Hired Employee. If TCI discharges without cause within 30 days after the Closing any Jones Hired Employee and such Hired Employee would have been entitled to severance payments pursuant to Jones' severance benefits plan if such Hired Employee had been discharged without cause by Jones at the Closing Time, then TCI will pay severance benefits to such Hired Employee in accordance with Jones' severance benefit plan to the extent such plan would have paid severance to such Hired Employee.

                      7.3.9 Nothing in this Section 7.3 or elsewhere in this Agreement will be deemed to make any employee of the parties a third party beneficiary of this Agreement.

                 7.4  Leased Vehicles; Other Capital Leases.  Each party will
                      -------------------------------------
pay the remaining balances on any leases for vehicles or capital leases included in its Tangible Personal Property and will deliver title to such vehicles and other Tangible Personal Property free and clear of all Liens (other than Permitted Liens) to the other party at the Closing.

               7.5  Required Consents, Etc.
                    ----------------------

                    7.5.1 Each party will use its commercially reasonable efforts to obtain in writing as promptly as possible and at its expense, all the Required Consents and any other consent, authorization or approval required to be obtained by such party in connection with the transactions contemplated by this Agreement, reasonably satisfactory in form and substance to the other, and deliver to the other copies of such Required Consents and such other consents, authorizations or approvals promptly after they are obtained by such party; provided, however, that each party will afford the other party the opportunity to review, approve and revise the form of Required Consent prior to delivery to the party whose consent is sought. The Required Consents will be proposed in a form that provides confirmation from the third party of the continued existence of and the absence of defaults under the applicable System Contract, System Franchise, System License or other document. Each party will cooperate with the other party to obtain all Required Consents, but neither party will be required to accept or agree or accede to any modifications or amendments to, or the imposition of any condition to the transfer of (in each case other than inconsequential matters with no adverse effect on the party acquiring the affected System), any of the System Franchises, System Licenses, System Contracts or leases or documents evidencing Leased Property or Real Property Interests that are not acceptable to the other in its sole discretion. Notwithstanding the foregoing, as soon as practicable after the date of this Agreement, the parties will cooperate with each other to complete, execute and deliver, or cause to be completed, executed and delivered to the appropriate Governmental Authority, an FCC Form 394 with respect to each System Franchise as to which such Form 394 is required.

                    7.5.2 Each party will use its commercially reasonable efforts to obtain for each lease that has not been recorded in the public records, execution of a document suitable for recording in the public records and sufficient after recording to constitute a memorandum of lease.

                    7.5.3 Notwithstanding the foregoing, no party will have any further obligation to obtain Required Consents: (a) with respect to license agreements relating to pole attachments where the licensing party will not consent to an assignment of such license agreement but requires that the proposed assignee enter into a new agreement with such licensing authority, in which case such party will use its commercially reasonable efforts to enter into such agreement prior to the Closing or as soon as practicable thereafter and the party to the license agreement will cooperate with and assist the other party in obtaining such agreements; provided however that the proposed assignee's commercially reasonable efforts will not require it to take any action of the type that such party is not required to take pursuant to SECTION 7.5.1; and (b) for any business radio license which such party reasonably expects can be obtained within 120 days after the Closing and so long as a temporary authorization is available to the other party under FCC rules with respect thereto.

               7.6  Title Commitments and Surveys.  Jones and TCI each will
                    -----------------------------
provide to the other, within 45 days after the date of this Agreement, (a) current commitments to issue title insurance policies on the 1992 ALTA owner's or lessee form, as appropriate (or its local equivalent in any state in which ALTA policies are not available) ("Title Commitments") issued by or on behalf of a title insurance company reasonably satisfactory to the other (the "Title Company"), and containing policy limits and other terms reasonably acceptable to the other, and legible photocopies of all recorded items described as exceptions therein, committing to insure (i) each parcel of the Owned Property and easements that provide access to such Owned Property included in its Assets, subject only to Permitted Liens and (ii) a leasehold interest in each parcel of Leased Property for those parcels of Leased Property used for headend or tower sites and on easements which provide access to such Leased Property, and (b) surveys of each such parcel of Owned Property or Leased Property in such form as is necessary to obtain the title insurance to be issued pursuant to the Title Commitments with the standard printed exceptions relating to survey matters deleted (the "Surveys"), certified to the other and to the Title Company issuing the Title Commitment. The cost to obtain such Title Commitments and Surveys and other documents required by the Title Company to issue such policies and Surveys will be paid by the party that owns or leases such property prior to Closing. If Jones or TCI notifies the other within 20 days of its receipt of both the Title Commitments and the Surveys of any Lien (other than a Permitted Lien or a Lien set forth in SCHEDULES 5.4 or 6.4, as applicable) or other matter affecting title to Owned Property or Leased Property of the other which or prevents access to or which could prevent or impede in any way the use or operation of any parcel of Owned Property or Leased Property for the purposes for which it is currently used or operated by the other (each a "Title Defect"), the other will exercise commercially reasonable efforts to remove or, with the consent of the objecting party (not to be unreasonably withheld), cause the Title Company to commit to insure over, each such Title Defect prior to the Closing.

               7.7  HSR Notification.  As soon as practicable after the
                    ----------------
execution of this Agreement, but in any event no later than 30 days after such execution, Jones and TCI will each complete and file, or cause to be completed and filed, any notification and report required to be filed under the HSR Act and each such filing will request early termination of the waiting period imposed by the HSR Act. The parties will use their reasonable best efforts to respond as promptly as reasonably practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as reasonably practicable to all inquiries and requests received from any other Governmental Authority in connection with antitrust matters. The parties will use their respective reasonable best efforts to overcome any objections which may be raised by the FTC, the Antitrust Division or any other Governmental Authority having jurisdiction over antitrust matters. Each of the parties will cooperate to prevent inconsistencies between their respective filings and will furnish to each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the HSR Act. Notwithstanding the foregoing, no party will be required to make any significant change in the operations or activities of the business (or any material assets employed therein) of such party or any of its Affiliates, if a party determines in good faith that such change would be materially adverse to the operations or activities of the business (or any material assets employed therein) of such party or any of its Affiliates having significant assets, net worth or revenue. Notwithstanding anything to the contrary in this Agreement if either party determines in its reasonable business judgment that a request for additional data and information in connection with the HSR Act is unduly burdensome, such party may terminate this Agreement by notifying the other party.

               7.8  No Shopping.  Neither Jones nor TCI, nor their shareholders
                    -----------
nor any agent or representative of any of them will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement, directly or indirectly (a) solicit or initiate the submission of proposal or offers from any Person for,
(b) participate in any discussions pertaining to, or (c) furnish any information to any Person other than Jones or TCI relating to any direct or indirect acquisition or purchase of all or any portion of the Systems.

               7.9  Lien and Judgment Searches.  Not more than 20 nor fewer
                    --------------------------
than 10 days prior to the expected Closing Date, Jones, at its expense, will provide TCI with (a) the results of a lien search conducted by a professional search company of records in the offices of the secretaries of state in each state and county clerks in each county where there exist tangible Assets, and in the state and county where Jones' principal offices are located, including copies of all financing statements or similar notices or filings (and any continuation statements) discovered by such search company and (b) the results of a search of the dockets of the clerk of each federal and state court sitting in the city, county or other applicable political subdivision where the principal office or any material assets of Jones may be located, with respect to judgments, orders, writs or decrees against or affecting Jones or any of the Jones Assets. Not more than 20 nor fewer than 10 days prior to the expected Closing Date, TCI, at its expense, will provide Jones with (a) the results of a lien search conducted by a professional search company of records in the offices of the secretaries of state in each state and county clerks in each county where there exist tangible Assets, and in the state and county where TCI' principal offices are located, including copies of all financing statements or similar notices or filings (and any continuation statements) discovered by such search company and (b) the results of a search of the dockets of the clerk of each federal and state court sitting in the city, county or other applicable political subdivision where the principal office or any material assets of TCI may be located, with respect to judgments, orders, writs or decrees against or affecting TCI or any of the TCI Assets.

               7.10  Transfer Taxes.  All sales, use or excise Taxes arising
                     --------------
from or payable by reason of the transfer of any of the TCI Assets and the Jones Assets will be shared equally by TCI and Jones. All transfer and similar Taxes or assessments, including transfer fees and similar assessments for or under System Franchises, System Licenses and System Contracts, arising from or payable by reason of the conveyance of the TCI Assets and the Jones Assets will be shared equally by TCI and Jones.

               7.11  Distant Broadcast Signals.  Unless otherwise restricted or
                     -------------------------
prohibited by any Governmental Authority or applicable Legal Requirement, if requested by the party to which a System will be transferred under this Agreement, the transferor of such System will delete prior to the Closing Date any distant broadcast signals which the transferee determines will result in unacceptable liability on the part of the transferee for copyright payments with respect to continued carriage of such signals after the Closing.

               7.12  Letter to P rogrammers.  On or before the Closing Date,
                     ----------------------
Jones will transmit a letter in the form of EXHIBIT 7.12 to all programmers from which Seller purchases programming for the Systems and provide TCI with a copy of each such letter. On or before the Closing Date, TCI will transmit a letter in the form of EXHIBIT 7.12 to all programmers from which Seller purchases programming for the Systems and provide Jones with a copy of each such letter.

               7.13  Supplemental Schedules.  Not later than ten Business Days
                     ----------------------
prior to the expected Closing Date, each party will deliver to the other revised copies of each of the Schedules prepared by it, which will have been updated and marked to show any changes occurring between the date of this Agreement and the date of delivery; provided that for purposes of such party's representations and warranties and covenants in this Agreement, all references to the Schedules will mean the version of the Schedules attached to this Agreement on the date of signing, and provided further that if the effect of any such updates to Schedules is to disclose any one or more additional properties, privileges, rights, interests or claims as Assets, the party to whom such Assets would otherwise be transferred at the Closing, at or before Closing, will have the right (to be exercised by written notice to the other party) to cause any one or more of such items to be designated as and deemed to constitute Excluded Assets for all purposes under this Agreement.

               7.14  Use of Names and Logos.  For a period of 90 days after the
                     ----------------------
Closing, Jones and TCI will be entitled to use the trademarks, trade names, service marks, service names, logos and similar proprietary rights of the other and all derivations and abbreviations of such name and related marks to the extent incorporated in or on the Assets transferred to it at the Closing. Each will exercise reasonable efforts to remove all such names, marks, logos and similar proprietary rights of the other from the Assets by such earlier date as reasonably practicable following the Closing; provided, however, neither Jones nor TCI will be required to remove or discontinue using any such trade name or mark that is affixed to converters or other items in or to be used in subscriber homes or properties, or as are used in a similar fashion making such removal of discontinuation impracticable for Jones and TCI

               7.15  Transitional Billing Services.  Jones and TCI  will each
                     -----------------------------
provide to the other, upon request, access to and the right to use its billing system computers, software and related fixed assets in connection with the Systems acquired by the other for a period of up to 90 days following the Closing to allow for conversion of existing billing arrangements ("Transitional Billing Services"). Each party will notify the other at least 10 days prior to the Closing as to whether it desires Transitional Billing Services from the other. All Transitional Billing Services, if any, that are requested by a party will be provided on terms and conditions reasonably satisfactory to each party; provided, however, that the amount to be paid by the party receiving Transitional Billing Services will not exceed the cost to the other party of providing such Transitional Billing Services. Each party will notify the other, at least 20 days prior to the expected Closing Date, of the cost to such party of providing such Transitional Billing Services.


               7.16  Satisfaction of Conditions.  Each party will use its best
                     --------------------------
efforts to satisfy, or to cause to be satisfied, the conditions to the obligations of the other party to consummate the transactions contemplated by this Agreement, as set forth in SECTION 8; provided that neither party will be required to agree to any increase in the amounts payable with respect to, or any modification that makes more burdensome in any material respect, any of the liabilities it will be assuming pursuant to this Agreement.

               7.17  Confidentiality and Publicity.
                     -----------------------------

                      7.17.1 Each party will keep confidential any non-public information that such party may obtain from the other in connection with this Agreement with respect to the other's Cable Business and Systems and, unless and until the Closing occurs, such party will not disclose, and will cause its employees, consultants, advisors and agents not to disclose, any such information to any other Person (other than its directors, officers and employees and representatives of its advisers and lenders whose knowledge thereof is necessary in order to facilitate the consummation of the transactions contemplated hereby) or use, and will cause its employees, consultants, advisors and agents not to use, such information to the detriment of the other; provided that (a) such party may use and disclose any such information once it has been publicly disclosed (other than by such party in breach of its obligations under this Section) or which rightfully has come into the possession of such party (other than from the other party) and (b) to the extent that such party may, in the reasonable opinion of its counsel, be compelled by Legal Requirements to disclose any of such information, such party may disclose such information if it will have used all reasonable efforts, and will have afforded the other the opportunity, to obtain an appropriate protective order or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed. The obligation by either party to hold information in confidence pursuant to this Section will be satisfied if such party exercises the same care with respect to such information as it would exercise to preserve the confidentiality of its own similar information. In the event of termination of this Agreement, each party will use all reasonable efforts to cause to be delivered to the other, and retain no copies of, any documents, work papers and other materials obtained by such party or on its behalf from the other, whether so obtained before or after the execution hereof.

                      7.17.2 Neither party will issue any press releases or make any other public announcement, or, except as permitted in SECTION 7.17.1, any oral or written statements to Jones' or TCI's employees concerning this Agreement and the transactions contemplated hereby, except as required by applicable Legal Requirements, without the prior written consent and approval of the other, which consent and approval may not be unreasonably withheld.

               7.18  Bulk Transfers.  Jones and TCI each waives compliance by
                     --------------
the other with Legal Requirements relating to bulk transfers applicable to the transactions contemplated hereby.

               7.19  Allocation of Value to Exchanged Assets.  TCI and Jones
                     ---------------------------------------
will, no later than 60 days after the Closing, deliver to the other a written estimate of the value to be allocated by it to each of the exchange groups pursuant to Internal Revenue Service regulations relating to like-kind exchanges of assets under Section 1031 of the Code. The parties will use reasonable good faith efforts to agree within 90 days after the Closing on the final values to be allocated to each such exchange group. If such an agreement is reached, TCI and Jones, for purposes of Sections 1031 and 1060 of the Code and the regulations thereunder, will report the transactions contemplated by this Agreement in accordance with such agreed upon values. If an agreement can not be reached on such values, each party will make its own good faith determination of the values to be allocated to each such exchange group and will report such values in accordance with Sections 1031 and 1060 of the Code and the regulations thereunder. Liabilities assumed or taken subject to by each party are being exchanged each for the other to the maximum extent permitted under Section 1031 of the Code and regulations thereunder. Each party promptly will give the other notice of any disallowance or challenge of asset values by the Internal Revenue Service or any state or local tax authority.

               7.20  Environmental Reports.  Within 60 days after the execution
                     ---------------------
of this Agreement, each party will, at its expense, obtain and deliver to the other party for each parcel of the delivering party's (a) Owned Property or (b) any Leased Property which is used for a headed or tower site, a current Phase I Environmental Site Assessment ("Environmental Report") prepared by a nationally known environmental engineering firm reasonably satisfactory to the other party in accordance with ASTM Standard E 1527-93 and certified to the other party. Each Environmental Report will include, in addition to the process described in E 1527-93, such soil and groundwater sampling and other testing as will enable the environmental engineers to determine if Hazardous Substances are detected and to provide an estimate of the cost to remove and dispose of the Hazardous Substances or otherwise remediate the property in accordance with all applicable Environmental Laws.

               7.21  Board Approvals.  On or before the Due Diligence Date, the
                     ---------------
Boards of Directors of TCI and Jones will have been presented with resolutions for the approval of the transactions contemplated by this Agreement and will have approved or disapproved such transactions.

               7.22  Further Assurances.  At or after the Closing, each of Jones
                     ------------------
and TCI at the request of the other, will promptly execute and deliver, or cause to be executed and delivered, to the other all such documents and instruments, in addition to those otherwise required by this Agreement, in form and substance reasonably satisfactory to the other as the other may reasonably request in order to carry out or evidence the terms of this Agreement or to collect any accounts receivable or other claims included in the Jones Assets or the TCI Assets. Without limiting the generality of the foregoing, Jones and TCI will take, or cause to be taken, all actions consistent with the terms of this Agreement, including execution and delivery of any documents or instruments, as the other may reasonably request to effect the qualification of the transactions contemplated hereby as a like-kind exchange under Section 1031 of the Code.

               7.23  Consents.  Subsequent to the Closing, each of TCI, with
                     --------
respect to the TCI Systems and TCI Assets, and Jones, with respect to the Jones Systems and Jones Assets, will continue to use commercially reasonable efforts to obtain in writing as promptly as possible any consent, authorization or approval required to be obtained by it in connection with the transactions contemplated under this Agreement which was not obtained on or before the Closing and will deliver copies of the same, reasonably satisfactory in form and substance, to the other. The obligations set forth in this Section will survive the Closing and will not be merged in the consummation of the transactions contemplated hereby.

               7.24  Post-Closing Cooperation upon Inquiries as to Rates.  After
                     ---------------------------------------------------
the Closing, each party will be responsible for and follow to conclusion any rate order of any Governmental Authority or proceeding with respect to rates charged by it in Systems owned by it immediately prior to the Closing and will cooperate with and assist the other by providing, upon reasonable request, all information in that party's possession (and not previously made available to the requesting party) relating directly to the rates charged for cable services that the requesting party may reasonably require to justify such rates in any filing or in response to any inquiry, order or requirements of any Governmental Authority.

               7.25  Idaho Springs Extension/Renewal.  Promptly after the
                     -------------------------------
execution of this Agreement, Jones shall use commercially reasonable efforts, and TCI shall cooperate with and assist Jones in all reasonable respects (including, without limitation, attendance at City meetings and hearings and filing and signing any and all applications, statements or documents required; provided, however, such applications, statements or documents shall not require TCI to undertake any obligations which are not reasonable and customary for similarly situated franchises of the same duration), to have the franchise with the City of Idaho Springs (the "Idaho Springs Franchise") either (i) extended for a term of at least three years, or (ii) renewed for a term of at least three years on terms which are reasonable and customary for renewals of similarly situated franchises of the same duration.

               7.26  Microwave Compliance.  Within 30 days of the date of this
                     --------------------
Agreement, TCI shall conduct microwave proof-of-performance tests in accordance with the memorandum dated October 7, 1996, from Saconna Blair to Ramona Whitman, a copy of which is attached hereto as EXHIBIT 7.26 (the "Microwave Memorandum"). TCI shall promptly deliver to Jones all documentation and results from the tests. If the tests reveal that the microwave systems fail to comply with FCC rules and regulations, TCI shall promptly take, and shall complete prior to the Closing Time, all action needed to bring such systems into compliance with such rules and regulations.

SECTION 8.  CONDITIONS PRECEDENT

                 8.1  Conditions to Jones' Obligations.  The obligations of
                      --------------------------------
Jones to consummate the transactions contemplated by this Agreement will be subject to the satisfaction, at or before the Closing, of the following conditions, which may be waived by Jones:

                      8.1.1  Accuracy of Representations and Warranties.  The
                             ------------------------------------------
representations and warranties of TCI in this Agreement and in any Transaction Document, if specifically qualified by materiality, are true in all respects and, if not so qualified, are true in all material respects at and as of the Closing with the same effect as if made at and as of the Closing, except for changes permitted or contemplated by this Agreement.

                      8.1.2  Performance of Agreements. TCI has performed in all
                             -------------------------
material respects all obligations and agreements and complied in all material respects with all covenants in this Agreement and in any Transaction Document to be performed and complied with by it at or before the Closing.

                      8.1.3  Deliveries.  TCI has delivered the items and
                             ----------
documents required to be delivered by it pursuant to this Agreement, including those required under SECTION 9.2.

                      8.1.4  Legal Proceedings.  No Litigation is pending or
                             -----------------
threatened by or before any Governmental Authority and no Legal Requirement has been enacted, promulgated or issued or become or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority, which would (a) prohibit Jones' ownership or operation of all or a material portion of any TCI System, the TCI Cable Business or the TCI Assets, (b) compel Jones to dispose of or hold separate all or a material portion of any TCI System, the TCI Cable Business or the TCI Assets as a result of any of the transactions contemplated by this Agreement, (c) if determined adversely to Jones' interest, materially impair the ability of Jones to realize the benefits of the transactions contemplated by this Agreement (including the ability to transfer the Jones Assets and acquire the TCI Assets pursuant to a like-kind exchange under Section 1031 of the Code) or have a material adverse effect on the right of Jones to exercise full rights of ownership of the TCI Assets or (d) prevent or make illegal the consummation of any transactions contemplated by this Agreement.

                      8.1.5  Consents.  Jones has received evidence, in form and
                             --------
substance reasonably satisfactory to it, that the TCI Required Consents marked with an asterisk on SCHEDULE 6.3 have been obtained or given (or deemed to have been given) and are in full force and effect.

                      8.1.6  No Material Adverse Change.  There has not been any
                             --------------------------
material adverse change in the TCI Assets or the financial condition or operations of the TCI Cable Business or the TCI Systems since the date of this Agreement other than any change arising out of general economic conditions in the United States or any change affecting the United States cable industry as a whole, including any change arising from (a) legislation, litigation, rulemaking or regulation or (b) competition caused by or arising from other multiple channel distribution services.

                      8.1.7  Title Defects.  With respect to each Title Defect
                             -------------
affecting the TCI Systems, either (a) the Title Company has agreed to delete such Title Defect from the Title Commitments or, with the consent of Jones (not to be unreasonably withheld), insure over it by endorsement or (b) the parties will have entered into a written agreement containing TCI's commitment to remedy the Title Defect on terms satisfactory to Jones, in its reasonable discretion.

                      8.1.8  Environmental Assessments.  The Environmental
                             -------------------------
Reports, environmental audits or assessments covering the TCI Owned Property or the TCI Leased Property do not indicate the presence thereon, or the likelihood of presence thereon, of Hazardous Substances of a kind or in a quantity as could reasonably be expected to give rise to a material risk of liability.

                      8.1.9  TCI Subscribers.  The TCI Systems are serving at
                             ---------------
least 24,386 EBSs as of the Closing Date.

                      8.1.10 Jones Subscribers.  As of the Closing Date (a) the
                             -----------------
Jones Systems are serving at least 24,747 EBSs or (b) TCI has waived its right to an adjustment from Jones pursuant to SECTION 3.2.1 except to the extent of the adjustment applicable if the number of EBSs of the Jones Systems were 24,747.

                      8.1.11 Documents and Records.  TCI has delivered to Jones
                             ---------------------
all TCI Books and Records, including all customer lists, files and records used by TCI in connection with the operation of the TCI Systems, and also including a list of all pending subscriber hook-ups, disconnect and repair orders, supply orders and any other lists reasonably necessary to the operation of the TCI Systems. Delivery of the foregoing will be deemed made to the extent such TCI Books and Records are then located at any of the offices included in the TCI Owned Property or TCI Leased Property.

                      8.1.12 Retransmission Consent.  With respect to any
                             ----------------------
retransmission consent Contracts for broadcast signals carried on the TCI Systems on the date of this Agreement and on the date of the Closing that are included as part of the TCI Excluded Assets, all required retransmission consents for continued carriage of such broadcast signals have been obtained on terms and conditions reasonably acceptable to Jones. With respect to any retransmission consent agreements for broadcast signals carried on the Jones Systems on the date of this Agreement and on the date of the Closing that are included as part of the Jones Excluded Assets, Jones has been relieved of any obligations under such retransmission consent agreements with respect to the Jones Systems for any period after the Closing.

                      8.1.13 HSR Act.  All filings required under the HSR Act
                             -------
will have been made and the applicable waiting period will have expired or been earlier terminated (without receipt of any objection or the commencement or threat of any Litigation by a Governmental Authority to restrain the contemplated transactions).

                    8.1.14 Brighton/Broomfield Transaction. The transactions
                           -------------------------------
contemplated by that certain Asset Purchase Agreement dated as of September 13, 1996, between Tele-Vue Systems, Inc. and Jones Cable Income Fund 1-B/C Venture (the "Brighton/Broomfield Agreement") shall have been consummated (the "Brighton/Broomfield Transaction"), or all of the conditions to the closing of the Brighton/Broomfield Transaction shall have been satisfied or waived by the appropriate parties; provided, however, that if the Brighton/Broomfield Agreement is terminated then Jones shall have 15 Business Days from that termination to terminate this Agreement. If Jones does not terminate this Agreement within that 15 Business Day period then this condition shall be deemed waived.

               8.2  Conditions to TCI's Obligations.  The obligations of TCI to
                    -------------------------------
consummate the transactions contemplated by this Agreement will be subject to the satisfaction, at or before the Closing, of the following conditions, which may be waived by TCI.

                    8.2.1  Accuracy of Representations and Warranties.  The
                           ------------------------------------------
representations and warranties of Jones in this Agreement and in any Transaction Document, if specifically qualified by materiality, are true in all respects and, if not so qualified, are true in all material respects at and as of the Closing with the same effect as if made at and as of the Closing, except for changes permitted or contemplated by this Agreement.

                    8.2.2  Performance of Agreements.  Jones has performed in
                           -------------------------
all material respects all obligations and agreements and complied in all material respects with all covenants in this Agreement and in any Transaction Document to be performed and complied with by it at or before the Closing.

                    8.2.3  Deliveries.  Jones has delivered the items and
                           ----------
documents required to be delivered by it pursuant to this Agreement, including those required under SECTION 9.3.

                    8.2.4  Legal Proceedings.  No Litigation is pending or
                           -----------------
threatened by or before any Governmental Authority and no Legal Requirement has been enacted, promulgated or issued or become or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority, which would (a) prohibit TCI's ownership or operation of all or a material portion of any Jones System, the Jones Cable Business or the Jones Assets, (b) compel TCI to dispose of or hold separate all or a material portion of any Jones System, the Jones Cable Business or Jones Assets as a result of any of the transactions contemplated by this Agreement, (c) if determined adversely to TCI's interest, materially impair the ability of TCI to realize the benefits of the transactions contemplated by this Agreement (including the ability to transfer the TCI Assets and acquire the Jones Assets pursuant to a like-kind exchange under Section 1031 of the Code) or have a material adverse effect on the right of TCI to exercise full rights of ownership of the Jones Assets or (d) prevent or make illegal the consummation of any transactions contemplated by this Agreement.

                      8.2.5  Consents.  TCI has received evidence, in form and
                             --------
substance reasonably satisfactory to it, that the Jones Required Consents marked with an asterisk on SCHEDULE 5.3 have been obtained or given (or deemed to have been given) and are in full force and effect.

                      8.2.6  No Material Adverse Change.  There has not been any
                             --------------------------
material adverse change in the Jones Assets or the financial condition or operations of the Jones Cable Business or the Jones Systems since the date of this Agreement other than any change arising out of general economic conditions in the United States or any change affecting the United States cable industry as a whole, including any change arising from (a) legislation, litigation, rulemaking or regulation or (b) competition caused by or arising from other multiple channel distribution services.

                      8.2.7  Title Defects.  With respect to each Title Defect
                             -------------
affecting the Jones Systems, either (a) the Title Company has agreed to delete such Title Defect from the Title Commitments or, with the consent of TCI (not to be unreasonably withheld), insure over it by endorsement or (b) the parties will have entered into a written agreement containing Jones' commitment to remedy the Title Defect on terms satisfactory to TCI, in its reasonable discretion.

                      8.2.8  Environmental Assessments.  The Environmental
                             -------------------------
Reports, environmental audits or assessments covering the Jones Owned Property or the Jones Leased Property do not indicate the presence thereon, or the likelihood of presence thereon, of Hazardous Substances of a kind or in a quantity as could reasonably be expected to give rise to a material risk of liability.

                      8.2.9  Jones Subscribers. The Jones Systems are serving at
                             -----------------
least 24,747 EBSs as of the Closing Date.

                      8.2.10 TCI Subscribers. As of the Closing Date (a) the TCI
                             ---------------
Systems are serving at least 24,386 EBSs or (b) Jones has waived its right to an adjustment from TCI pursuant to SECTION 3.2.1 except to the extent of the adjustment applicable if the number of EBSs of the TCI System were 24,386.

                      8.2.11 Documents and Records.  Jones has delivered to TCI
                             ---------------------
all Jones Books and Records, including all customer lists, files and records used by TCI in connection with the operation of the TCI Systems, and also including a list of all pending subscriber hook-ups, disconnect and repair orders, supply orders and any other lists reasonably necessary to the operation of the Jones Systems. Delivery of the foregoing will be deemed made to the extent such Jones Books and Records are then located at any of the offices included in the Jones Owned Property or Jones Leased Property.

                      8.2.12 Retransmission Consent.  With respect to any
                             ----------------------
retransmission consent agreements for broadcast signals carried on the Jones Systems on the date of this Agreement and on the date of the Closing that are included as part of the Jones Excluded Assets, all required retransmission consents for continued carriage of such broadcast signals have been obtained on terms
and conditions reasonably acceptable to TCI.   With respect to any
retransmission consent agreements for broadcast signals carried on the TCI Systems on the date of this Agreement and on the date of the Closing that are included as part of the TCI Excluded Assets, TCI has been relieved of any obligations under such retransmission consent agreements with respect to the TCI Systems for any period after the Closing.

                      8.2.13  HSR Act.  All filings required under the HSR
                              -------
Act have been made and the applicable waiting period has expired or been earlier terminated (without receipt of any objection or the commencement or threat of any Litigation by a Governmental Authority to restrain the contemplated transactions).

                      8.2.14  Brighton/Broomfield Transaction.  The
                              -------------------------------
Broomfield/Brighton Trans-action shall have been consummated, or all of the conditions to the closing of the Brighton/ Broomfield Transaction shall have been satisfied or waived by the appropriate parties; provided, however, that if the Broomfield/Brighton Agreement is terminated, then TCI shall have 15 Business Days from that termination to terminate this Agreement. If TCI does not terminate this Agreement within that 15 Business Day period, then this condition shall be deemed waived.

                      8.2.15  Idaho Springs Extension/Renewal.  The Idaho
                              -------------------------------
Springs Franchise shall have been (i) extended for a term of at least three years, or (ii) renewed for a term of at least three years on terms which are reasonable and customary for renewals of similarly situated franchises of the same duration.



SECTION 9. THE CLOSING

               9.1    The Closing; Time and Place.  The closing of the
                      ----------------------------
transactions contemplated by this Agreement (the "Closing") will take place at a date (the "Closing Date") and time mutually determined by TCI and Jones, which Closing Date will be within 15 days after the date on which all conditions set forth in SECTIONS 8.1 and 8.2 (other than those based on acts to be performed at the Closing) have either been satisfied or waived in writing by the party entitled to the benefit of such condition. The Closing will be held at TCI's counsel's office located at 633 17th Street, Suite 3000, Denver, Colorado 80202 or such other mutually determined location.

               9.2    TCI's Delivery Obligations.  At the Closing, TCI will
                      ---------------------------
deliver or cause to be delivered to Jones the following:

                      9.2.1   Closing Payment.  Amounts, if any, payable by TCI
                              ---------------
to Jones pursuant to SECTION 3.

                      9.2.2   Bill of Sale and Assignment and Assumption
                              ------------------------------------------
Agreement. The executed Bill of Sale and Assignment and Assumption Agreement in
---------
the forms of EXHIBITS 9.2.2 and 9.3.2.

               9.2.3  Deeds.  A special warranty deed in a form reasonably
                      -----
acceptable to Jones (and complying with applicable state laws) with respect to each parcel of TCI Owned Property, duly executed and acknowledged and in recordable form, warranting to defend title to such TCI Owned Property against all Persons claiming by, through or under TCI, subject however, to any Permitted Liens and any Title Defects deleted or insured over pursuant to SECTION 8.1.7(a).

               9.2.4  Title Policies.  Policies of title insurance pursuant
                      --------------
to the Title Commitments described in SECTION 7.6, updated to the date of the Closing, and endorsed to delete the standard printed exceptions relating to survey matters and, to the extent applicable under SECTION 7.6 to insure over any Title Defects (the "TCI Title Policies") or the irrevocable written commitment of the Title Company to deliver the TCI Title Policies or TCI's written commitment contemplated in SECTION 8.1.7(b).

               9.2.5  Memorandum of Lease.  Each memorandum of lease
                      -------------------
obtained by TCI pursuant to SECTION 7.5.2.

               9.2.6  Lien Releases.  Evidence satisfactory to Jones that
                      -------------
all Liens (other than Permitted Liens) affecting or encumbering the TCI Assets have been terminated, released or waived, as appropriate, or original, executed instruments in form satisfactory to Jones effecting such terminations, releases or waivers.

               9.2.7  Vehicle Titles.  Title certificates to all vehicles
                      --------------
included among the TCI Assets, endorsed for transfer of title to Jones, and separate bills of sale therefor or other transfer documentation, if required by the laws of the States in which such vehicles are titled.

               9.2.8  FIRPTA Certificate.  FIRPTA Non-Foreign Seller
                      ------------------
Certificate certifying that TCI is not a foreign person within the meaning of
Section 1445 of the Code reasonably satisfactory in form and substance to Jones.

               9.2.9  Officer's Certificate.  A certificate executed by an
                      ---------------------
executive officer of TCI dated the Closing Date, reasonably satisfactory in form and substance to Jones certifying that the conditions specified in SECTIONS 8.1.1, 8.1.2 and 8.1.9 have been satisfied.

               9.2.10 TCI Counsel Opinion.  An opinion of Mary S. Willis,
                      -------------------
Esq., counsel to TCI, dated the Closing Date, in the form of EXHIBIT 9.2.11 (the "TCI Counsel Opinion").

               9.2.11 Other.  Such other documents and instruments as may be
                      -----
reasonably necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

           9.3 Jones' Delivery Obligations .  At the Closing, Jones will
               ----------------------------
deliver or cause to be delivered to TCI the following:

                    9.3.1  Closing Payments.  Amounts, if any, payable by Jones
                           ----------------
to TCI, pursuant to SECTION 3.

                    9.3.2  Bill of Sale and Assignment and Assumption Agreement.
                           ----------------------------------------------------
The executed Bill of Sale and Assignment and Assumption Agreement in the forms of EXHIBITS 9.2.2 and 9.3.2.

                    9.3.3  Deeds.  A special warranty deed in a form reasonably
                           -----
acceptable to TCI (and complying with applicable state laws) with respect to each parcel of Jones Owned Property, duly executed and acknowledged and in recordable form, warranting to defend title to such Jones Owned Property against all Persons claiming by, through or under Jones, subject however, to any Permitted Liens and any Title Defects deleted or insured over pursuant to
SECTION 8.2.7(a).

                    9.3.4  Title Policies.  Policies of title insurance pursuant
                           --------------
to the Title Commitments described in SECTION 7.6, updated to the Closing and endorsed to delete the standard printed exceptions relating to survey matters and, to the extent applicable under SECTION 7.6 to insure over any Title Defects (the "Jones Title Policies") or the irrevocable written commitment of the Title Company to deliver the Jones Title Policies or Jones' written commitment contemplated in SECTION 8.2.7(b).

                    9.3.5  Memorandum of Lease. Each memorandum of lease
                           -------------------
obtained by Jones pursuant to SECTION 7.5.2.

                    9.3.6  Lien Releases.  Evidence satisfactory to TCI that all
                           -------------
Liens (other than Permitted Liens) affecting or encumbering the Jones Assets have been terminated, released or waived, as appropriate, or original, executed instruments in form satisfactory to TCI effecting such terminations, releases or waivers.

                    9.3.7  Vehicle Titles.  Title certificates to all vehicles
                           --------------
included among the Jones Assets, endorsed for transfer of title to TCI and separate bills of sale therefor or other transfer documentation, if required by the laws of the States in which such vehicles are titled.

                    9.3.8  FIRPTA Certificate.  FIRPTA Non-Foreign Seller
                           ------------------
Certificate certifying that Jones is not a foreign person within the meaning of
Section 1445 of the Code reasonably satisfactory in form and substance to TCI.

                    9.3.9  Officer's Certificates.  A certificate executed by an
                           ----------------------
executive officer of Jones dated the Closing Date, reasonably satisfactory in form and substance to TCI certifying that the conditions specified in SECTIONS 8.2.1, 8.2.2 and 8.2.9 have been satisfied.

                    9.3.10 Jones Counsel Opinion.  An opinion of Elizabeth
                           ---------------------
Steele, Esq., counsel to Jones, dated the Closing Date, in the form of EXHIBIT
9.3.10 (the "Jones Counsel Opinion").

                  9.3.11 Other.  Such other documents and instruments as
                         -----
may be reasonably necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.


SECTION 10. TERMINATION AND DEFAULT

             10.1 Termination Events.  This Agreement may be terminated and
                  ------------------
the transactions contemplated hereby may be abandoned:

                  10.1.1  At any time, by the mutual agreement of Jones and TCI;

                  10.1.2 By either Jones or TCI at any time, if the other is in material breach or default of any of its covenants, agreements or other obligations herein or in any Transaction Document, or if any of its representations herein or in any Transaction Document is not true in all material respects when made or when otherwise required by this Agreement or any Transaction Document to be true and such breach or default or the failure to be true is not cured or waived prior to Closing;

                  10.1.3 By either Jones or TCI upon written notice to the other, if any of the conditions to its obligations set forth in SECTIONS 8.1 and 8.2, respectively, are not satisfied on or before May 15, 1997, for any reason other than a material breach or default by such party of its respective covenants, agreements or other obligations under this Agreement, or any of its representations herein not being true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate in all material respects;

                  10.1.4 By either Jones or TCI, within 35 days after the date of this Agreement (the "Due Diligence Date"), if either (a) the results and findings of such party's investigation of the other's Cable Business and Assets are not satisfactory in such party's sole discretion or (b) all board of director approvals are not obtained by such party (for any reason) on or before the Due Diligence Date; or

                  10.1.5  As otherwise provided herein.

             10.2 Effect of Termination.  If this Agreement is terminated
                  ---------------------
pursuant to SECTION 10.1, all obligations of the parties under this Agreement will terminate, except for the obligations set forth in SECTIONS 7.17 and 12.15. Termination of this Agreement pursuant to SECTIONS 10.1.2 or 10.1.3 will not limit or impair any remedies that TCI or Jones may have with respect to a breach or default by the other of its covenants, agreements or obligations under this Agreement. Neither party will have any liability in any event upon its exercise of the termination right pursuant to SECTION 10.1.4.

SECTION 11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

            11.1 Survival of Representations and Warranties.  The
                 ------------------------------------------
representations and warranties of TCI and Jones in this Agreement and in the Transaction Documents will survive until the first anniversary of the Closing Date, except that (a) all such representations and warranties with respect to any Taxes, rates, Environmental Law, ERISA, employment matters or copyright matters will survive until 60 days after the expiration of the applicable statute of limitations (including any extensions) for such Taxes, rates, Environmental Law, ERISA, employment matters or copyright matters, respectively and (b) the representations and warranties as to ownership of the Assets in SECTIONS 5.4 and 6.4, respectively, and as to ownership of Owned Property set forth in SECTIONS 5.6 and 6.6, respectively, and in the deed or deeds delivered with respect to Owned Property will survive the Closing and the delivery of such deeds and will continue in full force and effect without limitation. The periods of survival of the representations and warranties prescribed by this
SECTION 11.1 are referred to as the "Survival Period." The liabilities of each party under its respective representations and warranties will expire as of the expiration of the applicable Survival Period; provided, however, that such expiration will not include, extend or apply to any representation or warranty, the breach of which has been asserted by a party in a written notice to the other party before such expiration or about which a party has given the other party written notice before such expiration indicating that facts or conditions exist that, with the passage of time or otherwise, can reasonably be expected to result in a breach (and describing such potential breach in reasonable detail). The covenants and agreements of each party in this Agreement (that are by their terms intended to be performed after Closing) and in the Transaction Documents will survive the Closing and will continue in full force and effect without limitation.

            11.2 Indemnification by TCI.  From and after the Closing, TCI will
                 ----------------------
indemnify and hold harmless Jones and its shareholders and its and their respective Affiliates, and the shareholders, officers, directors, employees, agents, successors and assigns and any Person claiming by or through any of them, as the case may be, from and against any and all Losses arising out of or resulting from (a) any breach of any representation or warranty made by TCI in this Agreement or in the Transaction Documents delivered by TCI, (b) any breach of any covenant, agreement or obligation of TCI contained in this Agreement or in the Transaction Documents delivered by TCI, (c) any act or omission of TCI with respect to, or any event or circumstance related to, the ownership or operation of the TCI Assets or the conduct of the TCI Cable Business, which act, omission, event or circumstance occurred or existed prior to or at the Closing Time, without regard to whether a claim with respect to such matter is asserted before or after the Closing Time, including any matter described on SCHEDULE 6.11, (d) any liability or obligation not included in the Jones Assumed Obligations and Liabilities, (e) any Title Defect TCI fails to eliminate as an exception from a Title Commitment, (f) any claim that the transactions contemplated by this Agreement violate WARN or any similar Legal Requirement or any bulk transfer or fraudulent conveyance laws of any jurisdiction, (g) the presence, generation, removal or transportation of a Hazardous Substance on or from any of the TCI Owned Property or TCI Leased Property through and including the Closing Time, including the costs of removal or clean-up of such Hazardous Substance and other compliance with the provisions of any Environmental Laws (whether before or after Closing), (h) any rate refund or credit, penalty and/or interest payment with respect thereto ordered by any Governmental Authority with respect to the TCI Systems for periods through and including the Closing Time or (i) the failure of TCI to perform the TCI Assumed Obligations and Liabilities.

In the event that an indemnified item arises under both clause (a) and under one or more of clauses (b) through (i) of this Section, Jones' rights to pursue its claim under clauses (b) through (i), as applicable, will exist notwithstanding the expiration of the Survival Period applicable to such claim under clause (a).

          11.3  Indemnification by Jones.  From and after the Closing,
                ------------------------
Jones will indemnify and hold harmless TCI and its shareholders and its and their respective Affiliates and the shareholders, officers, directors, employees, agents, successors and assigns and any Person claiming by or through any of them, as the case may be, from and against any and all Losses arising out of or resulting from (a) any breach of any representation or warranty made by Jones in this Agreement or in the Transaction Documents delivered by Jones, (b) any breach of any covenant, agreement or obligation of Jones contained in this Agreement or in the Transaction Documents delivered by Jones, (c) any act or omission of Jones with respect to, or any event or circumstance related to, the ownership or operation of the Jones Assets or the conduct of the Jones Cable Business, which act, omission, event or circumstance occurred or existed prior to or at the Closing Time, without regard to whether a claim with respect to such matter is asserted before or after the Closing Time, including any matter described on SCHEDULE 5.11, (d) any liability or obligation not included in the TCI Assumed Obligations and Liabilities, (e) any Title Defect Jones fails to eliminate as an exception from a Title Commitment, (f) any claim that the transactions contemplated by this Agreement violate WARN or any similar Legal Requirement or any bulk transfer or fraudulent conveyance laws of any jurisdiction, (g) the presence, generation, removal or transportation of a Hazardous Substance on or from any of the Jones Owned Property or Jones Leased Property through and including the Closing Time, including the costs of removal or clean-up of such Hazardous Substance and other compliance with the provisions of any Environmental Laws (whether before or after Closing), (h) any rate refund or credit, penalty and/or interest payment with respect thereto ordered by any Governmental Authority with respect to the Jones Systems for periods through and including the Closing Time or (i) the failure of Jones to perform the Jones Assumed Obligations and Liabilities.

In the event that an indemnified item arises under both clause (a) and under one or more of clauses (b) through (i) of this Section, TCI's rights to pursue its claim under clauses (b) through (i), as applicable, will exist notwithstanding the expiration of the Survival Period applicable to such claim under clause (a).

          11.4  Third Party Claims.  Promptly after the receipt by any party
                ------------------
of notice of any claim, action, suit or proceeding by any third party (collectively, an "Action"), which Action is subject to indemnification under this Agreement, such party (the "Indemnified Party") will give reasonable written notice to the party from whom indemnification is claimed (the "Indemnifying Party"). The Indemnified Party will be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any such Action unless the Indemnifying Party, within a reasonable time after the giving of such notice by the Indemnified Party, (a) admits in writing to the Indemnified Party the Indemnifying Party's liability to the Indemnified Party for such Action under the terms of this SECTION 11, (b) notifies the Indemnified Party in writing of the Indemnifying Party's intention to assume such defense, (c) provides evidence reasonably satisfactory to the Indemnified Party of the Indemnifying Party's ability to pay the amount, if any, for which the Indemnified Party may be liable as a result of such Action and (d) retains legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Action. The other party will cooperate with the party assuming the defense, compromise or settlement of any such Action in accordance with this Agreement in any manner that such party reasonably may request. If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party will have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of the Action, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) any relief other than the payment of money damages is sought against the Indemnified Party or (iii) the Indemnified Party will have been advised by its counsel that there may be one or more defenses available to it which are different from or additional to those available to the Indemnifying Party, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnity provided in this SECTION 11 will be paid by the Indemnifying Party. No Indemnified Party will settle or compromise any such Action for which it is entitled to indemnification under this Agreement without the prior written consent of the Indemnifying Party, unless the Indemnifying Party has failed, after reasonable notice, to undertake control of such Action in the manner provided in this SECTION 11.4. No Indemnifying Party will settle or compromise any such Action (A) in which any relief other than the payment of money damages is sought against any Indemnified Party or (B) in the case of any Action relating to the Indemnified Party's liability for any Tax, if the effect of such settlement would be an increase in the liability of the Indemnified Party for the payment of any Tax for any period beginning after the Closing Date, unless the Indemnified Party consents in writing to such compromise or settlement.

               11.5 Limitations on Indemnification - TCI.  TCI will not be
                    ------------------------------------
liable for indemnification arising solely under SECTION 11.2(A) for (a) any Losses of or to Jones or any other Person entitled to indemnification from TCI or (b) any Losses incidental to or relating to or resulting from any of the foregoing (the items described in clauses (a) and (b) collectively being referred to for purposes of this SECTION 11 as "Jones Damages") unless the amount of Jones Damages for which TCI would, but for the provisions of this Section, be liable exceeds, on an aggregate basis, $250,000, in which case TCI will be liable for all such Jones Damages, which will be due and payable within 15 days after TCI's receipt of a statement therefor.

               11.6 Limitations on Indemnification - Jones.  Jones will not be
                    --------------------------------------
liable for indemnification arising solely under SECTION 11.3(A) for (a) any Losses of or to TCI or any other

Person entitled to indemnification from Jones or (b) any Losses incidental to or relating to or resulting from any of the foregoing the items described in clauses (a) and (b) collectively being referred to for purposes of this Section as "TCI Damages") unless the amount of TCI Damages for which Jones would, but for the provisions of this Section, be liable exceeds, on an aggregate basis, $250,000, in which case Jones will be liable for all such TCI Damages, which will be due and payable within 15 days after Jones' receipt of a statement therefor.


SECTION 12. MISCELLANEOUS PROVISIONS

           12.1  Parties Obligated and Benefited.  Subject to the limitations
                 -------------------------------
set forth below, this Agreement will be binding upon the parties and their respective assigns and successors in interest and will inure solely to the benefit of the parties and their respective assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other party, neither party may assign any of its rights under this Agreement or delegate any of its duties under this Agreement, provided that a party may, without the consent of any other party, assign or delegate its rights or obligations under this Agreement to any of its Affiliates, and such assignee will be substituted for such party under this Agreement as though it were the original party to this Agreement, so long as such assignment and substitution do not affect the other party's ability to effect the transactions under this Agreement pursuant to Section 1031 of the Code.

           12.2  Notices.  Any notice, request, demand, waiver or other
                 -------
communication required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given only if delivered in person or by first class, prepaid, registered or certified mail, or sent by courier or, if receipt is confirmed, by telecopier:

           To TCI at:

                    5619 DTC Parkway
                    Englewood, Colorado  80111

                    Attention:  William R. Fitzgerald
                    Telecopy:   (303) 488-3219

          With a copy similarly addressed to the attention of Legal Department, and

          With a copy to:

                 Sherman & Howard L.L.C.
                 633 Seventeenth Street
                 Denver, Colorado 80202

                 Attention:  Arlene S. Bobrow, Esq.
                 Telecopy:  (303) 298-0940

          To Seller at:

                 c/o Jones Intercable, Inc.
                 9697 East Mineral Avenue
                 Englewood, Colorado 80112

                 Attention:  President
                 Telecopy:  (303) 799-1644

          With a copy similarly addressed to the attention of Legal Department.

Any party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this SECTION 12.2. All notices will be deemed to have been received on the date of delivery, which in the case of deliveries by telecopier will be the date of the sender's confirmation.

          12.3  Attorney's Fees.  In the event of any action or suit based
                ---------------
upon or arising out of any alleged breach by any part of any representation, warranty, covenant or agreement contained in this Agreement, the prevailing party will be entitled to recover reasonable attorney's fees and other costs of such action or suit from the other party.

          12.4  Waiver.  This Agreement or any of its provisions may not be
                ------
waived except in writing. The failure of any party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

          12.5  Captions.  The section and other captions of this Agreement
                --------
are for convenience only and do not constitute a part of this Agreement.

          12.6  CHOICE OF LAW.  THIS AGREEMENT AND THE RIGHTS OF THE
                -------------
PARTIES UNDER IT WILL BE GOVERNED BY AND CONSTRUED IN ALL RESPECTS

IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES OF COLORADO.

             12.7   Terms.  Terms used with initial capital letters or
                    -----
otherwise defined in this Agreement will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than limiting sense.

             12.8   Rights Cumulative.  All rights and remedies of each of the
                    -----------------
parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

             12.9   Time.  Time is of the essence under this Agreement.  If the
                    ----
last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

             12.10  Late Payments.  If either party fails to pay the other any
                    -------------
amounts when due under this Agreement, the amounts due will bear interest from the due date to the date of payment at the annual rate publicly announced from time to time by The Bank of New York as its prime rate (the "Prime Rate") plus 2%, adjusted as and when changes in the Prime Rate are made.

             12.11  Counterparts.  This Agreement may be executed in
                    ------------
counterparts, each of which will be deemed an original.

             12.12  Entire Agreement.  This Agreement (including the
                    ----------------
Transaction Documents and the Schedules and Exhibits referred to in this Agreement, which are incorporated in and constitute a part of this Agreement) contains the entire agreement of the parties and supersedes all prior oral or written agreements and understandings with respect to the subject matter. This Agreement may not be amended or modified except by a writing signed by the parties.

             12.13  Severability. Any term or provision of this Agreement which
                    ------------
is invalid or which is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefitted by such provision or any other provisions of this Agreement.

             12.14  Construction.  This Agreement has been negotiated by the
                    ------------
parties and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

          12.15  Expenses.  Except as otherwise expressly provided in this
                 --------
Agreement, each party will pay all of its expenses, including attorneys' and accountants' fees, in connection with the negotiation of this Agreement, the performance of its obligations and the consummation of the transactions contemplated by this Agreement.

          12.16  Risk of Loss.
                 ------------

                 12.16.1 The risk of any loss or damage to the Jones Assets or TCI Assets resulting from fire, theft or other casualty (except reasonable wear and tear) will be borne by Jones or TCI, respectively, with respect to their Assets, at all times through and including the Closing Time. If any such loss or damage is sufficiently substantial so as to preclude and prevent resumption of normal operations of any material portion of a System or the replacement or restoration of the lost or damaged property within 30 days from the occurrence of the event resulting in such loss or damage, Jones or TCI as appropriate, will immediately notify the other in writing of that fact and the other, at any time within 10 days after receipt of such notice, may elect by written notice to the notifying party to either (a) waive such defect and proceed toward consummation of the transaction in accordance with terms of this Agreement or (b) terminate this Agreement. If the other elects to so terminate this Agreement, both parties will stand fully released and discharged of any and all obligations under this Agreement. If the other elects to consummate the transactions contemplated by this Agreement notwithstanding such loss or damage and does so, all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage (to the extent not used to replace or restore such lost or damaged property), except for any proceeds from business interruption insurance relating to the loss of revenue for the period through and including the Closing Date, will be delivered by the notifying party to the other or the rights to such proceeds will be assigned by the notifying party to the other if not yet paid over to the notifying party.

                 12.16.2 If, prior to the Closing, any part of or interest in the Jones Assets or the TCI Assets is taken or condemned as a result of the exercise of the power of eminent domain, or if a Governmental Authority having such power informs Jones or TCI that it intends to condemn all or any part of or interest in such party's Assets (such event being called, in either case, a "Taking" and the party who currently owns the Assets subject to the Taking being called the "Condemned Party"), and such Taking involves a material part of or interest in the Assets, then the other party may terminate this Agreement. If the other party does not elect or have the right to terminate this Agreement, then (a) the other party will have the sole right, in the name of the Condemned Party, if the other party so elects, to negotiate for, claim, contest and receive all damages with respect to the Taking, (b) the Condemned Party will be relieved of its obligation to convey to the other party the Assets or interests that are the subject of the Taking, (c) at the Closing the Condemned Party will assign to the other party all of the party's rights to all damages payable with respect to the Taking and (d) following the Closing, the Condemned Party will give the other party such further assurances of such rights and assignment with respect to the taking as the other party may from time to time reasonably request.

              12.17 Tax Consequences.  No party to this Agreement makes any
                    ----------------
representation or warranty, express or implied, with respect to the Tax implications of any aspect of this Agreement on any other party to this Agreement, and all parties expressly disclaim any such representation or warranty with respect to any Tax consequences arising under this Agreement. Each party has relied solely on its own Tax advisors with respect to the Tax implications of this Agreement.

              12.18 Commercially Reasonable Efforts.  For purposes of this
                    -------------------------------
Agreement, "commercially reasonable efforts" will not be deemed to require a party to undertake extraordinary measures, including the initiation or prosecution of legal proceedings or the payment of amounts in excess of normal and usual filing fees and processing fees, if any.

          The parties have executed this Agreement as of the day and year first above written.

                                    UNITED CATV, INC.


                                    By:    /s/ William R. Fitzgerald
                                           -------------------------
                                    Name:  William R. Fitzgerald
                                           ---------------------
                                    Title: Vice President
                                           --------------

                                    JONES COMMUNICATIONS OF COLORADO, INC.


                                    By:    /s/ James B. O'Brien
                                           --------------------
                                    Name:  James B. O'Brien
                                           ----------------
                                    Title: President
                                           ---------